UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
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Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

First Bancorp

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

300 SW Broad Street
Southern Pines, North Carolina 28387
Telephone (910) 246-2500

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD THURSDAY, MAY 5, 2022

To Our Shareholders:
The annual meeting of shareholders of First Bancorp (the “Company”) will be held at 1:30 p.m. EDST on Thursday, May 5, 2022. However, due to the continuing public health impact of COVID-19 and to support the health and well-being of our employees and shareholders, the 2022 Annual Meeting will be held in a virtual format only. You will not be able to attend the 2022 Annual Meeting physically. In order to attend the virtual meeting, you will need to e-mail Elizabeth Bostian, Executive Vice President, Chief Financial Officer and General Counsel, at ebostian@localfirstbank.com by 11:59 P.M. EDST on May 3, 2022 with a request for the web link for the meeting.
The Annual Meeting will be for the purpose of considering and acting on the following matters:
1.
To elect 14 nominees to the Board of Directors to serve until the 2023 annual meeting of shareholders or until their successors are elected and qualified.

2.
To ratify the appointment of BDO USA, LLP as the independent auditors of the Company for 2022.

3.
To approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the accompanying Proxy Statement (“Say on Pay”).

4.
To approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 40,000,000 to 60,000,000.

5.
Such other business as may properly come before the Annual Meeting and any adjournment thereof.

Only shareholders of record as of the close of business on March 11, 2022 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. We first mailed the Notice of Internet Availability of Proxy Materials to our shareholders on or about March 22, 2022.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 5, 2022: This Notice, the Proxy Statement and the Company’s 2021 Annual Report on Form 10-K are available on the Internet at www.proxyvote.com.
The Proxy Statement accompanying this Notice sets forth further information concerning the proposals to be considered at the Annual Meeting. You are urged to study this information carefully. The 2021 Annual Report on Form 10-K includes the Company’s financial statements and other required disclosures, but does not constitute proxy solicitation material.
By Order of the Board of Directors
Elizabeth B. Bostian
Executive Vice President
Chief Financial Officer and General Counsel
March 22, 2022

300 SW Broad Street
Southern Pines, North Carolina 28387
Telephone (910) 246-2500

PROXY STATEMENT

Introduction.   This Proxy Statement is furnished to the shareholders (“shareholders,” “you,” or “your”) of First Bancorp (the “Company,” “us,” “we” or “our”) by our Board of Directors (hereinafter sometimes referred to as the “Board”) in connection with its solicitation of proxies for use at the annual meeting of shareholders of the Company (the “Annual Meeting”) to be held in a virtual format on Thursday, May 5, 2022, at 1:30 p.m. EDST, and at any adjournment thereof. In order to attend the virtual meeting, you will need to e-mail Elizabeth Bostian, our Executive Vice President, Chief Financial Officer and General Counsel, at ebostian@localfirstbank.com by 11:59 P.M. EDST on May 3, 2022 with a request for the web link for the meeting.
Action will be taken at the Annual Meeting on the items described in the Notice of Annual Meeting and on any other business that properly comes before the Annual Meeting.
The Company will bear the entire cost of preparing this Proxy Statement and of soliciting proxies. Proxies may be solicited by employees of the Company, either personally, by mail or by telephone. Employees will not receive additional compensation for the solicitation of proxies. The Company also will request brokers and others to send solicitation material to beneficial owners of stock and will reimburse their related costs.
Internet Availability of Proxy Materials.   We are providing proxy materials to our shareholders primarily via the Internet, instead of mailing printed copies of those materials to each shareholder. By doing so, we save costs and reduce the environmental impact of our Annual Meeting. On or about March 22, 2022, we mailed a Notice of Internet Availability of Proxy Materials (“Internet Notice”) to certain of our shareholders. The Internet Notice contains instructions about how to access our proxy materials and vote online or by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Internet Notice. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via email unless you elect otherwise.
Proxy Card.   The Board has designated Richard H. Moore and Elizabeth B. Bostian to serve as the proxy holders (the “Proxy Holders”) for the Annual Meeting. As Proxy Holders, they will vote the shares represented by proxies at the Annual Meeting. If you sign, date and return your Proxy Card but do not specify how to vote your shares, the Proxy Holders will vote FOR the election of all of the Director nominees, FOR ratification of BDO USA, LLP as the Company’s independent auditors, FOR approval of the advisory vote on the compensation of our named executive officers, and FOR approval of an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 40,000,000 to 60,000,000. The Proxy Holders also will have discretionary authority to vote in accordance with their judgment on any other matter that may properly come before the Annual Meeting.
Quorum, Shares Outstanding and Record Date.   A quorum, which is a majority of the total shares outstanding as of the record date, must be present at the Annual Meeting in person or by proxy. On March 11, 2022 (the “Record Date”), a total of 35,631,599 shares of our common stock were outstanding. We also count broker non-votes, which we describe below, as shares present or represented at the Annual Meeting for the purpose of determining whether a quorum exists. If a quorum is not present or represented at the Annual Meeting, the shareholders present and entitled to vote have the power to adjourn the Annual Meeting from time to time, without notice other than announcement at the Annual Meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.

Vote Required.   Each share is entitled to one vote, except in the election of directors where a shareholder may cumulate votes as to nominees, but only when a shareholder gives notice of intent to cumulate votes prior to the voting on nominees for election at the Annual Meeting. If any shareholder gives such notice, all shareholders may cumulate their votes for nominees. Under cumulative voting, each share carries as many votes as the number of directors to be elected, and the shareholder may cast all of such votes for a single nominee or distribute them in any manner among as many nominees as desired. This Proxy Statement solicits the discretionary authority to cumulate votes and allocate them in the Proxy Holders’ discretion if any shareholder requests cumulative voting. Directors will be elected by the affirmative vote of the majority of votes cast, with a plurality vote standard for a contested director election, i.e. when the number of director nominees exceeds the number of Board seats for which elections are being held. If your Proxy Card is marked “Withhold” with regard to the election of any nominee, your shares will be counted toward a quorum and voted for the other nominees, but they will not be voted for the election of that nominee. If you attend the Annual Meeting and have already voted, you must vote in person (i.e., virtually) in order to rescind your previous vote. The proposal to approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers (“Say on Pay”) and the proposal to approve an amendment to the Articles of Incorporation to increase the number of authorized shares each requires approval by an affirmative vote of a majority of the votes cast on such proposal. Ratification of the appointment of BDO USA, LLP as the Company’s independent auditor also requires approval by an affirmative vote of a majority of the votes cast on such proposal. If your Proxy Card is marked “Abstain” on a proposal, your shares will not be counted as votes cast on that proposal.
Effect of Abstentions and Broker Non-Votes.   Broker non-votes and the shares of a shareholder whose Proxy Card on any or all proposals is marked as “Abstain” will be included in the number of shares present at the Annual Meeting to determine whether a quorum is present. If you are the beneficial holder of shares held by a broker, bank or other holder of record (a “nominee”), you may instruct your nominee how to vote your shares through the voting instruction form included with this Proxy Statement. If you wish to vote the shares you own beneficially at the Annual Meeting, you must obtain a proxy from your nominee. Because directors will be elected by an affirmative vote of the majority of shares cast (or by a plurality of votes in a contested election) and the “Say on Pay” proposal, the proposal to amend the Articles of Incorporation to increase the number of authorized shares and the ratification of the appointment of our independent auditors, each require approval by a majority of the votes cast, votes withheld, abstentions and broker non-votes will have no effect in the election of directors or the approvals of those proposals.
Your vote is very important and we hope that you will attend the Annual Meeting in virtual format. However, whether or not you plan to attend the Annual Meeting, please vote by proxy.
Registered Holders.   If your shares are registered directly in your name with the Company’s transfer agent, Computershare Limited, you are considered a registered holder of those shares. Please vote by proxy in accordance with the instructions on your Proxy Card or the instructions contained in the Internet Notice.
A registered holder can vote in one of the following ways:
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Via the Internet.   Go to the website noted on your Proxy Card in order to vote via the Internet. Internet voting is available 24 hours a day. We encourage you to vote via the Internet, as it is the most cost-effective way to vote. When voting via the Internet, you do not need to return your Proxy Card.

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By Telephone.   Call the toll-free telephone number indicated on your Proxy Card and follow the voice prompt instructions to vote by telephone. Telephone voting is available 24 hours a day. When voting by telephone, you do not need to return your Proxy Card.

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By Mail.   Mark your Proxy Card, sign and date it, and return it in the enclosed postage-paid envelope. If you elected to electronically access the Proxy Statement, you will not be receiving a Proxy Card and must vote via the Internet or by telephone.

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In Person.   You may vote your shares at the Annual Meeting if you attend in person (i.e., virtually), even if you previously submitted a Proxy Card or voted via the Internet or by telephone. Whether or not you plan to attend the Annual Meeting, however, we strongly encourage you to vote your shares by proxy before the Annual Meeting.

Beneficial Shareholders.   If your shares are held by a nominee, you are not a registered holder, but rather are considered a beneficial holder of those shares. Your nominee will send you instructions on how to vote your shares. If you are a beneficial holder, you must obtain a proxy, executed in your favor, from your nominee to be able to vote in person (i.e., virtually) at the Annual Meeting.
Voting Deadlines.   The Internet and telephone voting facilities for eligible shareholders of record will close at 11:59 p.m., EDST, on May 4, 2022. For shareholders who hold their shares in a brokerage account, please refer to the deadlines established by the broker. For shareholders in our 401(k) plan, the Internet and telephone voting facilities will close at 11:59 p.m., EDST, on May 2, 2022.
Revocation of Proxy.   Registered holders who vote by proxy, whether by telephone, Internet or mail, may revoke that proxy at any time before it is voted at the Annual Meeting. You may do this by: (a) signing another Proxy Card with a later date and delivering it to us prior to the Annual Meeting or sending a notice of revocation to the Corporate Secretary of First Bancorp at 300 SW Broad Street, Southern Pines, NC 28387; (b) voting at a later time by telephone or via the Internet prior to the deadlines noted above; or (c) attending the Annual Meeting in person (i.e., virtually) and casting a ballot. If you are a beneficial holder, you may change your vote by submitting new voting instructions to your nominee.
Householding.   As permitted by the Securities Exchange Act of 1934 (the “Exchange Act”), only one envelope containing two or more Notices is being delivered to shareholders residing at the same address, unless such shareholders have notified Computershare Limited, or their nominee that they wish to receive separate mailings. If you are a beneficial holder and your shares of common stock are held by a nominee, you may contact your nominee, to discontinue householding and receive your own separate copy of the Notice in future years. If you are a registered holder of record in our shareholder list maintained by Computershare Limited, you may contact Computershare toll-free at 800-368-5948 or in writing directed to Computershare Limited, 250 Royall Street, Mail Stop 1A, Canton, MA 02021 to discontinue householding and receive multiple Notices in future years. To receive an additional Annual Report on Form 10-K or Proxy Statement this year, contact us at Shareholder Relations at 910-246-2500 or follow the instructions on the Notice. Mailing of dividends, dividend reinvestment statements and special notices will not be affected by your election to discontinue duplicate mailings of the Notice of Annual Meeting.
Electronic Access to Proxy Materials and Annual Report.   This Proxy Statement and our 2021 Annual Report on Form 10-K are available at www.proxyvote.com. If you hold your common stock through a nominee, you may have the option of receiving your Proxy Statement and Annual Report on Form 10-K via the Internet. If you submit your proxy this year electronically, you may also elect to receive future Proxy Statements, Annual Reports on Form 10-K and other materials electronically by following the instructions given by your nominee when you vote.
PRINCIPAL HOLDERS OF VOTING SECURITIES
The Exchange Act requires that any person who acquires the beneficial ownership of more than five percent of the Company’s common stock notify the Securities and Exchange Commission (the “SEC”) and the Company. Following is certain information, as of the most recent practicable date, regarding those persons or groups who held of record, or who are known to the Company to own beneficially, more than five percent of our outstanding common stock.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
BlackRock Inc. 55 East 52nd Street New York, NY 10055	5,183,539 shares(2)	14.55%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	2,310,573 shares(3)	6.48%

(1)
Based on a total of 35,631,599 shares of our common stock outstanding as of the Record Date.

(2)
Based on a Schedule 13G/A filed by BlackRock Inc. on January 27, 2022, that indicates it holds sole power to vote 5,099,252 shares and sole power to dispose of 5,183,539 shares.

(3)
Based on a Schedule 13G/A filed by The Vanguard Group on February 10, 2022, that indicates it holds sole power to vote 0 shares, shared power to vote 30,154 shares, sole power to dispose of 2,254,600 shares and shared power to dispose of 55,973 shares.

PROPOSAL 1 — ELECTION OF DIRECTORS
The Company’s Bylaws provide that the number of directors on our Board will be not less than seven nor more than 25, as may be fixed by resolution duly adopted by the Board at or prior to the annual meeting at which such directors are to be elected. The size of the Board has been fixed at 14 members.
In the absence of any instructions to the contrary, proxies will be voted for the election of all 14 of the nominees listed in the table below. Should cumulative voting apply, the Proxy Holders may cumulate votes and allocate them in their discretion. If, at or before the time of the Annual Meeting, any of the nominees listed below becomes unavailable for any reason, the Proxy Holders have the discretion to vote for a substitute nominee or nominees. The Board currently knows of no reason why any nominee listed below is likely to become unavailable.
Director nominees will be elected by the affirmative vote of the majority of votes cast in the election of directors at the Annual Meeting, with a plurality vote standard for a contested director election, that is, when the number of director nominees exceeds the number of Board seats for which elections are being held, i.e. 14 seats. Abstentions from voting, as well as broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the proposal to elect directors.
NOMINATIONS FOR DIRECTOR
Nominees for election to the Board of Directors are selected by the Board prior to each annual meeting upon the recommendation of the Nominating and Corporate Governance Committee. Nominations from shareholders must be made in accordance with the Bylaws, which generally require such nominations to be made in writing and not less than 50 nor more than 75 days before the first anniversary of the date of the distribution of the Company’s proxy statement for the last meeting of shareholders called for the election of directors.
A copy of the Bylaw provision setting forth the complete procedure for shareholder nominations of directors may be obtained upon written request to First Bancorp, 300 SW Broad Street, Southern Pines, North Carolina 28387, Attention: Elizabeth B. Bostian, Executive Vice President, Chief Financial Officer and General Counsel.
Our Bylaws state that a nominee is ineligible to stand for election as a director after he or she has attained the age of 72, absent specific approval of an exception by the Board. In accordance with this policy, Daniel T. Blue, Jr. is retiring from the Board at the Annual Meeting.
See also the section below entitled “Corporate Governance Policies and Practices — Director Nomination Process”.
DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
Except as otherwise noted below, the following table sets forth certain information as of December 31, 2021, with respect to the Company’s current directors, the 14 nominees for election to the Board of Directors and the current and former executive officers of the Company.
The Board of Directors recommends a vote “FOR” the election of these nominees.
TABLE OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
Name (Age)**	Current Director (D), Nominee (N) or Position with Company	Total Number of Common Shares Beneficially Owned(1)		Percent of Class
Directors and Nominees
Richard H. Moore (61)	Chief Executive Officer (D) (N)	129,152	(2)	*
Michael G. Mayer (62)	President of the Company and Chief Executive Officer and President of First Bank (D) (N)	61,284	(3)	*

Name (Age)**	Current Director (D), Nominee (N) or Position with Company	Total Number of Common Shares Beneficially Owned(1)		Percent of Class
Daniel T. Blue, Jr. (63)	(D)	18,109		*
Mary Clara Capel (63)	(D) (N)	13,002		*
James C. Crawford, III (65)	(D) (N)	84,978	(4)	*
Suzanne S. DeFerie (65)	(D) (N)	83,918(5)		*
Abby J. Donnelly (59)	(D) (N)	6,034	(6)	*
John B. Gould (69)	(D) (N)	41,302	(7)	*
John W. McCauley (54)	(D) (N)	16,299		*
Carlie C. McLamb, Jr. (57)	(D) (N)	49,014	(8)	*
Dexter V. Perry (52)	(D) (N)	650		*
O. Temple Sloan, III (61)	(D) (N)	12,324		*
Frederic L. Taylor, II (52)	(D) (N)	37,572		*
Virginia C. Thomasson (70)	(D) (N)	31,628		*
Dennis A. Wicker (69)	(D) (N)	25,600	(9)	*
		0
Non-Director Executive Officers		0
Elizabeth B. Bostian (42)	Executive Vice President, Chief Financial Officer and General Counsel	4,402	(10)	*
Gregory A. Currie (44)	Executive Vice President and Chief Banking Officer	12,880	(11)	*
Eric P. Credle (53) ***	Former Chief Financial Officer	36,191		*
Directors/Nominees and Non-Director Executive Officers as a Group (18 persons)		664,339		1.90%

*
Indicates beneficial ownership of less than 1% of the issued and outstanding shares.

**
Ages as of April 1, 2022.

***
Mr. Credle retired as the Company’s Chief Financial Officer effective November 12, 2021, and his employment with the Company ended on February 25, 2022.

(1)
Unless otherwise indicated, each individual has sole voting and investment power with respect to all shares beneficially owned by such individual, including executive officers’ reported shares in our 401(k) defined contribution plan (“401(k) plan”), which are voted by the plan trustee and not by the executive for whom such shares are listed. There are no shares that may be acquired within 60 days by exercising stock options.

(2)
Mr. Moore’s shares also include 11,432 shares held in the 401(k) plan.

(3)
Mr. Mayer’s shares include 1,017 shares held by his spouse and 1,210 shares held in the 401(k) plan.

(4)
Mr. Crawford’s shares include 8,325 shares held by his spouse and 6,600 shares held jointly with his children.

(5)
Ms. DeFerie’s shares include 1,786 shares held in the 401(k) plan.

(6)
Ms. Donnelly also holds 5,500 shares in a Rabbi Trust for director fees accumulated during her service as a director of Carolina Bank Holdings, Inc.

(7)
Mr. Gould’s shares include 2,301 shares held by his spouse.

(8)
Mr. McLamb’s shares include 12,212 shares held by his spouse.

(9)
Mr. Wicker’s shares include 5,000 shares held by his spouse.

(10)
Ms. Bostian’s shares include 911 shares held in the 401(k) plan.

(11)
Mr. Currie’s shares include 2,058 shares held in the 401(k) plan.

Director Nominees
Mary Clara Capel, 63, is a former member of senior management as the director of administration and marketing at Capel, Incorporated, a rug manufacturer, importer and exporter located in Troy, NC, where she was employed from 1981 until her retirement in September 2017. She is a past member of the North Carolina State Banking Commission and has attended the North Carolina Bank Directors’ College. Ms. Capel has been a director of the Company and First Bank since 2005. Ms. Capel is a former Chair of the Board of Directors.
Ms. Capel brings business executive decision making and oversight skills as a result of her 36 years of experience with a third-generation family business, which grew from its rug manufacturing operation in Troy, North Carolina to importing and exporting rugs worldwide.
James C. Crawford, III, 65, served on the Board of Directors, including as its Chair, of Great Pee Dee Bancorp, Inc., a bank holding company headquartered in Cheraw, SC, from 1992 until its acquisition by the Company in April 2008. Mr. Crawford is the retired Chief Executive Officer of B.C. Moore and Sons, Inc., a department store chain. He has been a director of the Company and First Bank since 2008. Mr. Crawford served as the Chair of the Board of Directors of the Company and First Bank from 2014 until January 2022 and was elected to serve in the newly-created role of Lead Independent Director of the Company in January 2022.
Mr. Crawford brings extensive experience with accounting and finance, as well as oversight and management of multiple businesses.
Suzanne S. DeFerie, 65, served as Executive Vice President and Regional President for the Asheville Region of First Bank upon the merger of ASB Bancorp with the Company in October 2017 until her retirement in September 2019. She served as the President and Chief Executive Officer of ASB Bancorp and Asheville Savings Bank, its banking subsidiary, from 2008 until ASB Bancorp’s merger with the Company. Ms. DeFerie holds a CPA license and is active in the banking industry and the Asheville community, currently serving on the Board of Directors of the Federal Home Loan Bank of Atlanta, ANC Health Care (formerly Mission Health System), the Asheville Area Chamber of Commerce Community Betterment Foundation, and the Asheville Merchants’ Fund.
Ms. DeFerie brings extensive experience in the banking and finance industry and has held numerous leadership positions throughout her professional and volunteer career.
Abby J. Donnelly, 59, is founder and Chief Executive Officer of The Leadership & Legacy Group, a consulting practice in leadership development and executive succession. She is the internationally recognized author of Networking Works!, a workbook and training curriculum on building strong business relationships. Ms. Donnelly served as a director of Carolina Bank Holdings, Inc. (“CBHI”) from 2014 until its merger with the Company in 2017, at which time she joined our Board. Ms. Donnelly has been active in volunteering and serving in many leadership roles in various civic organizations in the Greensboro area. She has attended the North Carolina Bank Directors’ College and the North Carolina Bank Directors’ Assembly.
Ms. Donnelly brings to our Board business leadership, innovation, decision-making expertise, and extensive experience in executive succession planning and exit strategies, as well as oversight skills as a result of her work history, community leadership and ownership of a business.
John B. Gould, 69, has served as President of Cason Companies, Inc., a family-owned business, since 1976 and has been instrumental in the mergers and acquisitions that have grown and diversified the business over more than 40 years. He has served as the Vice Chair of the ASB Bancorp Board, as well as past Chair of the Henderson County Chamber of Commerce and the Henderson County Partnership for Economic Development. He is the current Chair of the Board of Trustees of Blue Ridge Community College and also serves on the UNC Healthcare — Pardee Hospital Board of Directors. He joined our Board upon the merger of ASB Bancorp with the Company in 2017.

Mr. Gould is deeply active in his community and brings decades of business, banking and directorial experience to the Company.
Michael G. Mayer, 62, became the President of First Bank in March 2014, was appointed as a director of First Bank in October 2014, and was named the Chief Executive Officer of First Bank in February 2017. Mr. Mayer was named the President of the Company in February 2016 and was appointed to our Board in February 2017. Prior to joining the Company, Mr. Mayer served as Chief Executive Officer of 1st Financial Services Corporation, the parent company of Mountain 1st Bank & Trust, a position he held from January 2010 until 1st Financial Services Corporation’s acquisition in January 2014. He previously served as President and Chief Executive Officer of Carolina Commerce Bank from 2009 until 2010 and Colony Signature Bank (In Organization) from 2007 to 2009, and has held various senior banking positions over his 35 year banking career.
Mr. Mayer has had an extensive career in the banking industry and brings experience, leadership, and managerial skills to the Board.
John W. McCauley, 54, was a founding member of New Century Bank of Fayetteville, the bank subsidiary of New Century Bancorp, Inc. (subsequently Select Bank and Trust Company and Select Bancorp). Mr. McCauley served on the boards of Select Bank and Select Bancorp from 2004 until their acquisition by the Company in October 2021, at which time he joined the Boards of the Company and First Bank. Mr. McCauley is the Chief Executive Officer of Highland Paving Co., LLC, a highway construction firm engaged primarily in the manufacture and placement of hot mix asphalt. He also is general manager of McCauley-McDonald Investments, Fayetteville, NC, which owns and leases approximately 70 commercial properties in North Carolina. He has attended the North Carolina Bank Directors’ College and holds a Bachelor of Science in Economics from Davidson College, and a law degree from the University of North Carolina School of Law.
Mr. McCauley brings to our Board significant experience as a bank director and legal knowledge, as well as extensive business expertise arising from his oversight and management of multiple companies.
Carlie C. McLamb, Jr., 57, Mr. McLamb served on the Select Bancorp and Select Bank’s boards of directors from 2010 until their acquisition by the Company in October 2021, at which time he joined the Boards of the Company and First Bank. Mr. McLamb is president of Carlie C’s IGA, a retail supermarket chain. Mr. McLamb was a founding director of Computer World Inc. and has served as a director and former chairman of the board of that company. In addition, he is currently serving on the board of directors for the North Carolina Retail Merchants Association and as a trustee of Campbell University. Mr. McLamb has completed the North Carolina Advanced Bank Directors’ College program. Mr. McLamb is a past President of the Carolina Food Industry Council.
Mr. McLamb brings to our Board significant experience as a bank director, extensive business expertise arising from his oversight and management of multiple companies, and valuable experience and knowledge arising from his other board and trustee positions.
Richard H. Moore, 61, was named as President and Chief Executive Officer (“CEO”) of the Company in June 2012.Prior to joining the Company, he served as a managing director of San Diego-based Relational Investors LLC.Prior to joining Relational Investors, Mr. Moore served two terms as State Treasurer of North Carolina and for four years as the Secretary of Crime Control and Public Safety. Mr. Moore also served as Chair of the North Carolina Banking Commission for eight years. Mr. Moore serves on numerous New York Stock Exchange boards and committees and is the past Chair of the NYSE Regulation Board of Directors. Mr. Moore was previously an Assistant U.S. Attorney and also practiced corporate, real estate and tax law for many years. Mr. Moore is a former trustee of Wake Forest University and served on its Investment Committee. Mr. Moore has been a director of the Company and First Bank since 2010.Mr. Moore was elected as the Chair of the Boards of the Company and of First Bank in January 2022.
Mr. Moore’s career has provided him with extensive financial and accounting experience and gives him keen insight with respect to budget and audit matters, as well as the oversight, governance and management of larger organizations.

Dexter V. Perry, 52, is a Certified Financial Planner and a registered Investment Advisor Representative with One Providence Capital, LLC, a registered Investment Adviser Firm based in Cary, N.C. He began his career as a consumer bank manager and investment sales producer with First Union National Bank. After earning a Bachelor of Arts degree in Economics from Duke University in 1991, Mr. Perry served on the Board of Trustees of the N.C. Supplemental Retirement Plan, chairing the audit committee and the investment subcommittee, the latter of which was charged with overseeing and monitoring plan assets in excess of $6 billion and reviewing the investment manager performance of over 25 individual mandates stipulated by the plan. Mr. Perry also served for three years on the board of directors for the John Rex Endowment, also serving as a member of its finance committee, which oversaw investment assets of over $75 million. He also served on the credit committee for Generations Community Credit Union in Durham, NC until its merger with Self-Help Credit Union, in 2014, and served on the boards of directors of Mechanics & Farmers Bank, Durham, NC, and its holding company, M&F Bancorp, Inc. from 2018 until June 2021.
Mr. Perry brings our Board financial, investment and banking expertise, as well as valuable experience and knowledge arising from his board and trustee positions.
O. Temple Sloan, III, 61, is the former Chief Executive Officer and President of General Parts, Inc. (“GPI”), the largest privately-owned auto parts supplier in the United States, which owned and operated more than 3,100 CARQUEST Auto Parts stores and over 80 WORLDPAC branches in the United States, Canada and Puerto Rico. Prior to GPI’s acquisition by Advance Auto Parts, Inc., Mr. Sloan served as President and Chief Executive Officer of GPI from 2008 to January of 2014 and as President of GPI from 2001 to 2008. Mr. Sloan is currently a director of Golden Corral Corporation, and previously served as a director of Advance Auto Parts, Inc. and Car Care Council. He is currently a member of The University of North Carolina Board of Governors, and is a former member of the Board of Trustees of Northwood University.
Mr. Sloan brings our Board business leadership, innovation, executive decision making and oversight skills as a result of 30 years of experience in a commercial business.
Frederick L. Taylor, II, 52, is President of Troy Lumber Company, located in Troy, NC, where he has been employed since 1992. Mr. Taylor has been a director of the Company and First Bank since 2005.
Mr. Taylor brings to our Board business-building skills and experience. Additionally, Mr. Taylor has experience in overseeing the preparation of financial statements and review of accounting matters.
Virginia Thomasson, 70, is a CPA with the firm Brownback & Thomasson CPAs, PLLC, located in Southern Pines, NC, where she is the owner and managing partner. She served as a director of First Savings Bancorp, Inc. from 1997 until its merger with the Company in 2000. Ms. Thomasson has served as a director of the Company and First Bank since 2000. Ms. Thomasson has been designated as an “audit committee financial expert” in accordance with SEC regulations.
Ms. Thomasson brings to the Board experience and skills in public accounting and over 20 years of financial industry experience.
Dennis A. Wicker, 71, is a partner in the law firm of Nelson Mullins Riley and Scarborough, LLP, located in Raleigh, NC, a position he has held since 2009. From 2008 to 2009, Mr. Wicker was a shareholder and a member of the Executive Committee of the law firm of SZD Wicker, LPA, and from 2001 to 2008 he was a partner in the law firm of Helms, Mulliss & Wicker, LLP. Mr. Wicker served in the North Carolina General Assembly from 1981 to 1993, the last four years as House Majority Leader, and as Lieutenant Governor of North Carolina from 1993 to 2001. Mr. Wicker has been a director of the Company and First Bank since 2001. Mr. Wicker currently serves as a director of Coca Cola Bottling Company Consolidated and previously served as a director of Air T, Inc.
Mr. Wicker has an extensive background in law and public service and brings to our Board executive decision making, governance and risk assessment skills.
Executive Officers
In addition to Mr. Mayer and Mr. Moore:

Elizabeth B. Bostian, 42, was named the Chief Financial Officer of the Company and First Bank effective upon Mr. Credle’s retirement in November 2021.She also continues to serve as Executive Vice President and General Counsel of the Company and First Bank, positions she has held since 2016. Ms. Bostian joined the Company and First Bank in 2012 as corporate legal counsel and served as the Secretary of the Company and First Bank from May 2014 to November 2021.
Gregory A. Currie, 44, was named the Executive Vice President and Chief Banking Officer of First Bank in October 2021. Mr. Currie joined First Bank in September 2015 as Executive Vice President and Regional President and served in those roles until being named Executive Vice President and Chief Banking Officer.
Eric P. Credle, 53, served as the Chief Financial Officer of the Company and First Bank from 1997 until his retirement from that position in November 2021. Mr. Credle’s employment with the Company and First Bank ended on February 25, 2022.
BOARD COMMITTEES AND ATTENDANCE
The Board of Directors has established four standing committees: the Executive and Loan Committee, the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. In addition, the Board may establish other committees from time to time for specific purposes. The following table presents the 2021 membership of the four standing committees (“C” indicates the chair of a committee during 2021).
	Executive and Loan Committee	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Daniel T. Blue, Jr.	X	X	X	X
Mary Clara Capel	X	X	X	X
James C. Crawford, III	X (c)	X	X (c)	X (c)
Suzanne S. DeFerie	X
Abby J. Donnelly	X	X	X	X
John B. Gould	X	X	X	X
Michael G. Mayer
John W. McCauley	X
Carlie C. McLamb, Jr.	X
Richard H. Moore
Dexter V. Perry	X	X	X	X
O. Temple Sloan, III	X	X	X	X
Frederick L. Taylor, II	X	X	X	X
Virginia C. Thomasson	X	X (c)	X	X
Dennis A. Wicker	X		X	X
Executive and Loan Committee
The Executive and Loan Committee is authorized, between meetings of the Board of Directors, to perform all duties and exercise all authority of the Board, except those duties and authorities exclusively reserved to the Board by applicable law. The Executive and Loan Committee also serves as Loan Committee for First Bank. The Committee held 11 meetings during 2021.
Audit Committee
The Audit Committee is responsible for the appointment, compensation and oversight of the Company’s independent auditors, and must approve in advance all audit fees and the terms of all non-audit services provided by the independent auditors. The Audit Committee reviews and presents to the Board of Directors information regarding the effectiveness of the Company’s policies and procedures with respect to auditing, accounting, and internal controls. The Audit Committee also reviews the Company’s financial reporting process on behalf of the Board. All of the current members of the Audit Committee are independent, as defined under the rules of The Nasdaq Stock Market (“NASDAQ”) and the Exchange Act, as well as the Company’s Corporate Governance Guidelines. The Board has determined that Ms. Thomasson is an “audit committee financial expert” within the meaning of SEC rules and regulations. The Committee held five meetings during 2021.
The Audit Committee reviews and ratifies its charter on an annual basis. The Audit Committee charter is available on the Company’s website at www.LocalFirstBank.com under the tab “About — Investor Relations — Corporate Overview — Governance Documents.”
Compensation Committee
Generally, the Compensation Committee is responsible for reviewing the compensation policies and benefit plans of the Company and First Bank, and for making recommendations regarding the compensation of their executive officers. The Committee also administers the Company’s equity compensation plans. Each of the current members of the Committee is independent under the rules of the NASDAQ and the Exchange Act, as well as the Company’s Corporate Governance Guidelines. The Committee held three meetings during 2021.
The Compensation Committee reviews and ratifies its charter on an annual basis. The Compensation Committee charter is available on the Company’s website at www.LocalFirstBank.com under the tab “About — Investor Relations — Corporate Overview — Governance Documents.”
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for identifying and recommending qualified individuals to become Board members, determining the composition of the Board and its committees, and developing and implementing the Company’s Corporate Governance Guidelines. The Committee will consider shareholder nominees for Board membership. Any shareholder wishing to nominate a candidate for director must follow the procedures described in the section “Nominations For Director” above. The section below entitled “Corporate Governance Policies and Practices — Director Nomination Process” describes the process utilized by the Committee for identifying and evaluating candidates to be nominated as directors. Each of the current members of this Committee is independent as defined by the rules of NASDAQ and the Company’s Corporate Governance Guidelines. The Committee held three meetings during 2021.
The Nominating and Corporate Governance Committee reviews and ratifies its charter on an annual basis. The Nominating and Corporate Governance Committee charter is available on the Company’s website at www.LocalFirstBank.com under the tab “About — Investor Relations — Corporate Overview — Governance Documents.”
Attendance
The Board of Directors held 14 meetings during 2021. All of the director nominees for election attended at least 75% of the aggregate of the meetings of the Board and the standing Committees on which they served during the period they were directors and members of such Committees.
CORPORATE GOVERNANCE POLICIES AND PRACTICES
The Company has developed, and operates under, corporate governance principles and practices that are designed to maximize long-term shareholder value, align the interests of the Board and management with those of the Company’s shareholders, and promote the highest ethical conduct among directors and employees (“Corporate Governance Guidelines”). Highlights of the Corporate Governance Guidelines are described below.

Director Independence
The Board of Directors believes that a substantial majority of the Board should consist of directors who are independent under the rules of the NASDAQ and the Exchange Act, and as further defined in our Corporate Governance Guidelines. The Board makes an annual determination regarding the independence of each director. The Board last made these determinations for each member of the Board in February 2021, based on the review of director questionnaires designed to elicit information regarding independence. The Board has determined that 12 of its 15 current directors are independent under the rules of the NASDAQ, the Exchange Act and our Corporate Governance Guidelines. The individuals who are not independent are Mr. Moore and Mr. Mayer because they are current employees of the Company, and Ms. DeFerie because she was as an employee of the Company during the last three years.
Annual Director Re-Election
Since the Company’s inception, its Bylaws have required that directors must stand for re-election to the Board of Directors at each annual shareholders’ meeting. The Board believes that this policy allows for shareholders to hold directors more directly accountable for corporate performance compared to the staggered board structure in use at many public companies, which permits directors to hold their positions for several years without re-election.
Board Leadership Structure
The Board of Directors recognizes the importance of a strong independent board. It maintains a supermajority of independent directors, has regular meetings of the Board in executive session without the presence of employee directors, has a succession plan for incumbent management and determines management compensation by a committee of independent directors.
In January 2022, the Board of Directors elected Mr. Moore, the CEO of the Company, as its Chair and elected Mr. Crawford, who had served as the Chair since 2014, to serve in the newly-created role of Lead Independent Director. In structuring the Board leadership in this manner, the Board recognized the benefits of having an executive chair with deep experience in the financial services industry and knowledge of the Company’s emerging risks and issues that flows from close coordination with the management team. The combined CEO and Chair role allows the Company to communicate its strategy to employees, customers, regulators, shareholders, and other stakeholders with a single voice.
The Company likewise benefits from a Lead Independent Director. The Lead Independent Director’s duties and responsibilities include: setting the agenda for and presiding over meetings of the non-employee directors; advising the Chair and CEO as to the quality, quantity, and timeliness of the flow of information from the Company’s management that is necessary for the non-employee directors to effectively and responsibly perform their duties; acting as a “sounding board” and advisor to the Chair and CEO; contributing to the performance review of the Chair and CEO; and staying informed about the strategy and performance of the Company and reinforcing that expectation for all Board members.
The Board’s Role in Risk Oversight
The Board believes that each director has a fiduciary duty to monitor and assist in managing risks faced by the Company. At a minimum, this requires our directors to actively engage in Board discussions, review materials provided to them, and know when it is appropriate to request further information from management and/or engage the assistance of outside advisors. Furthermore, because the banking industry is highly regulated, certain risks to the Company are monitored by the Board and the Audit Committee through reviews of the Company’s and First Bank’s compliance with banking laws and regulations and recommendations contained in regulatory examinations.
Because we believe risk oversight is a responsibility for each member of the Board of Directors, we do not concentrate the Board’s responsibility for risk oversight in a single committee. Instead, each of our Committees concentrates on specific risks for which its members have an expertise, and each Committee is required to regularly report to the Board of Directors on its findings. For example, the Audit Committee regularly monitors the Company’s and Bank’s exposure to fraud and internal control risk. Our

Compensation Committee’s role in monitoring the risks related to our compensation structure is discussed in further detail below. See “Compensation Committee Report” on page 27.
Executive Sessions
The Board of Directors has adopted a resolution requiring that the independent directors of the Company meet at least twice a year in executive session with no non-independent directors or employees of the Company present. At these meetings, the independent directors discuss strategic or other key issues regarding the Company. Two such executive sessions were held in 2021.
Director Nomination Process
The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become Board members and recommending nominees for election to the Board. The goal of the Committee is to create a Board that will demonstrate objectivity and the highest degree of integrity on an individual and collective basis. In evaluating current members and new candidates, the Committee considers the needs of the Board and the Company in light of the current mix of director skills and attributes. In addition to requiring that each director possess the highest integrity and character, the Committee’s evaluation of director candidates includes an assessment of issues and factors regarding an individual’s familiarity with the market areas of First Bank, independence as defined by the various applicable laws and rules, business experience, accounting and financial expertise, diversity, and awareness of the Company’s responsibilities to its customers, employees, regulatory bodies, and the communities in which it operates. The Committee also takes into consideration the Board’s established policies relating to the Board’s retirement policy and the ability of directors to devote adequate time to Board and committee matters. When the Committee is considering current Board members to recommend for re-election, it also considers prior Board contributions and performance, as well as meeting attendance records.
The Nominating and Corporate Governance Committee does not have any formal guidelines regarding how it should consider diversity in identifying nominees for director. However, the Committee values the diversity on our current Board and is cognizant of the benefits of a diverse membership. Based upon self-identification by each member of the Company’s Board, the diversity composition of the Board is as follows:
Board Diversity Matrix (As of December 31, 2021)
Total Number of Directors: 15
	Female	Male
Part I: Gender Identity
Directors	4	11
Part II: Demographic Background
African American or Black		2
White	4	9
The Nominating and Corporate Governance Committee may seek the input of the other members of the Board and management in identifying and attracting director candidates that are consistent with the criteria outlined above. In addition, the Committee may use the services of consultants or a search firm, although it has not done so in the past. The Committee also will consider recommendations by shareholders of qualified director candidates for possible nomination to the Board. Shareholders may recommend qualified director candidates by writing to the Company’s Corporate Secretary at 300 SW Broad Street, Southern Pines, North Carolina 28387. Submissions should include information regarding a candidate’s background, qualifications, experience, and willingness to serve as a director. Based on a preliminary assessment of a candidate’s qualifications, the Committee may conduct interviews with the candidate and request additional information from the candidate. The Committee uses the same process for evaluating all nominees, including those recommended by shareholders.
In addition, the Company’s Bylaws contain specific conditions under which persons may be nominated directly by shareholders as directors at an annual meeting of shareholders. The provisions include the condition that shareholders comply with the advance notice requirements described under the section entitled “Nominations for Director” above.
Stock Ownership Requirements
The Board of Directors has adopted a stock ownership policy for all directors. This policy requires that any nominee for the Board must either own, or commit to acquire, common stock of the Company with a monetary value at least equal to five times the cash value of annual director compensation. Newly elected directors have until January 1st of the third year following the date of their election to satisfy this minimum stock ownership requirement. Once the minimum ownership requirement is met, the Board member is deemed to have satisfied this requirement even if subsequent decreases in the Company’s stock price cause the value of the member’s holdings to fall below the minimum threshold. All current directors and nominees are currently in compliance with the policy. The Board believes that this stock ownership policy substantially enhances shareholder value by materially aligning the Board’s interests with those of our shareholders.
Mandatory Retirement
The Bylaws state that a nominee will be ineligible to stand for election as a director after he or she has attained the age of 72, absent specific approval of an exception by the Board. All of the nominees are less than 72 years of age.
Communications with Directors
The Board of Directors believes that it is important that a direct and open line of communication exist between the Board and our shareholders and other interested parties. Any shareholder or other interested party who desires to contact one or more of the Company’s directors may send a letter to the following address:
First Bancorp Board of Directors
300 SW Broad Street
Southern Pines, North Carolina 28387
In addition, any shareholder or other interested party who has any concerns or complaints relating to accounting, internal controls or auditing matters may contact the Audit Committee by writing to the following address:
First Bancorp Audit Committee
300 SW Broad Street
Southern Pines, North Carolina 28387
All such communications will be forwarded to the appropriate party as soon as practicable without being screened.
Annual Meeting Policy
Directors are expected to attend the Annual Meeting. All members of the Board attended the Company’s 2021 annual meeting of shareholders.
Code of Ethics
The Board of Directors has adopted a Code of Ethics that applies to the Company’s directors and employees, including the CEO, President and Chief Financial Officer. The Code includes guidelines relating to ethical handling of actual or potential conflicts of interest, compliance with laws, accurate financial reporting, and procedures for promoting compliance with, and reporting violations of, the Code of Ethics. The Code of Ethics is available on the Company’s website at www.LocalFirstBank.com under the tab “About — Investor Relations — Corporate Governance.” Any amendments or waivers to the Code of Ethics will be disclosed in the same location on the Company’s website.
Those nominees who receive an affirmative vote of the majority of votes cast, with a plurality vote standard for a contested director election, will be elected as directors. The Board of Directors recommends that shareholders vote “FOR” each of the 14 nominees listed above. Unless indicated to the contrary, proxies will be voted “FOR” each of the 14 nominees.

COMPENSATION DISCUSSION AND ANALYSIS
We discuss below our compensation program for our named executive officers (“NEOs”), our principal executive officer, our current and former principal financial officer, and our other most highly compensated executive officers. The compensation policies relating to our CEO are discussed separately in cases where the policies differ materially for our other named executive officers (“Other NEOs”). We focus on compensation and practices relating to 2021, our most recently completed fiscal year, with prior years referenced as necessary to provide context.
Structure and Role of the Compensation Committee
The Board’s Compensation Committee (referred to as the “Committee” in the remainder of the Compensation Discussion and Analysis) consists entirely of independent directors.
The Committee is primarily responsible for the following:
•
reviewing the Company’s overall compensation practices as they relate to the Company’s risks;

•
reviewing the performance of our CEO;

•
determining, or recommending to the Board for its determination, the CEO’s compensation, including salary, bonus, incentive and equity compensation;

•
reviewing and approving the CEO’s recommendations about the compensation of our Other NEOs;

•
recommending to the Board the performance targets for our annual incentive bonus plan;

•
periodically reviewing our equity-based and other incentive plans and recommending any revisions to the Board;

•
recommending to the Board any discretionary 401(k) contributions;

•
recommending director compensation to the Board;

•
approving any equity compensation grants;

•
approving employment or other agreements with the Company’s executive officers; and

•
reviewing the Company’s compliance with legal and regulatory requirements related to compensation arrangements or practices.

Compensation Philosophy and Objectives
The objectives of our executive compensation programs are as follows:
•
fairly compensating executive officers for their efforts;

•
attracting and retaining quality executive leadership;

•
rewarding the achievement of annual corporate performance targets; and

•
aligning executive officers’ long-term interests with those of our shareholders.

Our compensation program seeks to reward our executives’ contributions to corporate performance, including contributions of leadership, effort, creative ideas, industry and operational knowledge and ethical behavior, all in pursuit of increasing shareholder value. The Committee’s general philosophy is that we should compensate our executive officers at approximately the same average level as corresponding officers at similarly situated peer financial services companies. While that is our general philosophy, we may position a base salary in the upper quartile of the market due to experience, performance, or competitive situations. Also, we provide incentives that may result in compensation reaching the upper quartile of the market when performance exceeds targets.
Because the Committee bases its compensation decisions on the objectives and philosophy described above, it does not take into account an individual’s net worth or the wealth the individual has accumulated from prior compensation.

Competitive Positioning
Periodically, the Committee engages outside compensation consultants to evaluate whether our compensation practices are consistent with meeting our objectives. In these engagements, the Committee instructs the consultant to compare our compensation practices and compensation levels to those of a peer group of similarly situated financial services companies. The consultant then provides the Committee with analyses and recommendations.
In February 2019, the Committee engaged and met with Pearl Meyer & Partners (“Pearl Meyer”) to review and advise the Committee on executive compensation matters. At this meeting, Pearl Meyer presented the Committee with its findings, which it based on a study of 2017 data (the most recent data then available).
The Pearl Meyer analyses compared the compensation of our NEOs to a representative sample of 17 publicly traded financial institutions that were comparable to the Company in either location and asset size or in performance measures. This peer group consisted of the following companies:
• Carolina Financial Corporation	• Park National Corporation
• Eagle Bancorp, Inc.	• Peoples Bancorp
• City Holding Company	• S&T Bancorp
• Community Trust Bancorp, Inc.	• Sandy Spring Bancorp, Inc.
• FB Financial Corporation	• Seacoast Banking Corporation of Florida
• First Commonwealth Financial Corp.	• ServisFirst Bancshares, Inc.
• Franklin Financial Network, Inc.	• Republic Bancorp, Inc.
• HomeTrust Bancshares, Inc.	• TriState Capital Holdings, Inc.
• Mercantile Bank Holding Corp.
The results of the analyses were considered by the Committee in determining the appropriate components and amounts of executive compensation for 2021, as described below. Also, as discussed below, these 2019 analyses were updated in February 2020 with respect to the compensation for Mr. Mayer and updated analyses with a new set of peer banks were obtained from Pearl Meyer in January 2022 for the purpose of setting 2022 compensation, as discussed further below.
Executive Compensation Program Overview
The five primary components of our executive compensation program are:
•
Base salary;

•
Annual cash incentives;

•
Equity grants;

•
Benefits; and

•
Post-termination compensation.

In the information that follows, we discuss the compensation of our CEO and then we discuss the compensation of our Other NEOs.
Compensation of Richard H. Moore, Chief Executive Officer
Base Salary — In February 2020, based on the 2019 Pearl Meyer analyses and a review of the Company’s performance, Mr. Moore’s base salary was adjusted from $400,000 to $475,000. In setting the $475,000 salary, the Committee noted that it was below the competitive range relative to chief executive officer compensation, but balanced that finding by noting that many of the day-to-day responsibilities of managing the Company had been transitioned to Mr. Mayer. However, in response to market uncertainty related to COVID-19, in March 2020, Mr. Moore requested that his salary be adjusted back to its 2019 level of $400,000 until market conditions normalized. Mr. Moore’s base salary remained at that level for the remainder of 2020. In February 2021, the Committee reviewed the elements of Mr. Moore’s compensation, market conditions, and the performance of the Company and returned his salary to the $475,000 level that had originally been set for 2020. Mr. Moore’s salary remained at $475,000 for the remainder of 2021.
Performance Incentive Plan — Mr. Moore’s employment agreement provides that he shall have the opportunity to earn an annual bonus based on the Company’s achievement of performance goals established and weighted by the Committee. The range of the annual performance bonus is $120,000 to $480,000 and is payable 50% in cash and 50% in restricted stock, with the stock vesting annually in one-third increments. If the Company achieves the “threshold” performance for all goals for a year, Mr. Moore earns a bonus with a value of $120,000; if the Company achieves each performance goal at a higher “target” level, he earns a bonus with a value of $240,000; and if the Company achieves each performance goal at or above a higher “maximum” level, he earns a bonus with a value of $480,000. When the Company’s performance falls between these levels for a particular goal, Mr. Moore’s bonus is calculated on the basis of straight line interpolation between the applicable levels. Payment of the bonus is also conditioned on the Company having achieved a satisfactory regulatory review as of such date as determined by the Board of Directors. Furthermore, any bonus is subject to clawback provisions that allow the Company to recoup the amounts paid if the Company is required to restate its financial statements within three years of the payment. The amount of any clawback is computed by calculating the difference in the award payment based on the restated financial statement amounts compared to the amounts that were used to calculate the initial award.
The Company’s 2021 performance goals were the same for Mr. Moore as those for the Other NEOs under our Annual Incentive Plan and are discussed below in the section for Other NEOs. The Committee reviewed the Company’s performance for 2021 and determined that Mr. Moore’s payout according to the formula noted above resulted in a bonus of $398,640. Mr. Moore was paid 50% of that amount in cash, which amounted to $199,320, and he was granted 4,344 shares of the Company’s restricted common stock, with a value of $199,320 which will vest in equal one-third increments on December 31, 2022, December 31, 2023 and December 31, 2024. Additionally, based on the Committee’s review of Mr. Moore’s other achievements and the Company’s performance in 2021, the Committee awarded Mr. Moore an additional cash bonus of $100,000.
Long-Term Equity Grants — As discussed in more detail in the section below entitled “Equity Grants,” in July 2021, Mr. Moore and other officers of the Company, were granted restricted shares of the Company’s common stock in an effort to promote share ownership and management retention. The shares granted vest after three years. For 2021, the value of Mr. Moore’s grant was set at 100% of his base salary, which was unchanged from 2020. Accordingly, the Committee awarded Mr. Moore 12,245 shares of restricted stock on July 27, 2021, which had a value of $475,000.
In addition to the financial terms discussed above, other provisions of Mr. Moore’s employment agreement are as follows:
•
One year term, automatically renews unless either party gives written notice of non-renewal;

•
A right to participate in Company benefit plans made available to other employees — see discussion of these benefits in the section below entitled “Other NEOs;”

•
Reimbursement of the costs of participation in the North Carolina State Health Plan;

•
Upon termination and the occurrence of certain events within 12 months of a change in control, the right to receive 2.99 times his base salary, continuation of health insurance reimbursements for 12 months, and vesting of any unvested long-term incentive compensation awards;

•
In the event of termination by the Company without “cause,” his long-term incentive compensation awards vest in full; and

•
For six months following termination of employment, he is subject to noncompetition and nonsolicitation restrictions.

Any long-term incentive compensation awards granted to Mr. Moore are expected to be made pursuant to the Company’s 2014 Equity Plan, which has clawback provisions — see the section below entitled “Equity Grants.”

Changes for 2022
In January 2022, in addition to his role as CEO, Mr. Moore was elected to be the Chair of the Board of Directors. In connection with the additional responsibilities he assumed as Chair, as well as part of its regular review of NEO compensation, in January 2022, the Committee engaged Pearl Meyer to perform a study and make recommendations as it relates to Mr. Moore’s compensation.
The Pearl Meyer analyses included a comparison of Mr. Moore’s compensation to a representative sample of 21 publicly traded commercial financial institutions based on a study of 2020 data (the most recent data then available). The peer financial institutions in the study were located in the contiguous United States and were comparable to the Company in asset size. This peer group consisted of the following companies:
• Brookline Bancorp, Inc.	• Renasant Corporation
• Customers Bancorp, Inc.	• S&T Bancorp, Inc.
• Eagle Bancorp, Inc.	• Sandy Springs Bancorp, Inc.
• FB Financial Corporation	• Seacoast Banking Corporation of Florida
• First Busey Corporation	• ServisFirst Bancshares, Inc.
• First Commonwealth Financial Corp.	• TowneBank
• First Financial Bancorp	• TriState Capital Holdings, Inc.
• Heartland Financial	• Trustmark Corporation
• Lakeland Bancorp, Inc. • Park National Corporation • Northwest Bancshares, Inc.	• United Community Banks, Inc • WesBanco, Inc.
Based on this analyses, Pearl Meyer recommended that Mr. Moore’s base salary be adjusted to $525,000, with his other compensation elements remaining the same. Pearl Meyer concluded that this change would put Mr. Moore’s compensation as Chair and CEO in approximately the 50th percentile of similarly situated executives of peer financial institutions. The Committee accepted this recommendation and Mr. Moore’s base salary was set at $525,000 for the remainder of 2022.
Compensation of Other NEOs
Base Salary.   We pay each of our Other NEOs a base salary because it provides a minimum level of compensation and is necessary for recruitment and retention. The Committee intends that our Other NEOs’ base salaries will provide them with a competitive baseline level of compensation commensurate with their individual experience, performance and scope of responsibility. An important aspect of base salary is the ability of the Committee, the Board and the CEO (in the case of Other NEOs’ salaries) to use annual base salary adjustments to reflect an individual’s performance or changed responsibilities.
Base salary levels are also important because we generally tie incentive and long-term compensation to an officer’s base salary. For example, awards under our Annual Incentive Plan, are denominated as a percentage of base salary.
In February 2020, the Committee reviewed the base salaries of our Other NEOs, who at the time were Mr. Mayer and Mr. Credle.
•
For Mr. Mayer, Pearl Meyer updated its 2019 compensation analyses discussed above by obtaining the most recent compensation information for the 17 peers from that study and also compared Mr. Mayer’s compensation to both a regional index and a national index of financial institutions with total assets of between $5 million and $10 million

•
Based on the strong performance of the Company, Pearl Meyer recommended a level of direct compensation that would position Mr. Mayer’s total direct compensation at approximately the 75th percentile of the 17 member peer group and at approximately 50% of the average of the regional index and the national index. That recommendation resulted in the following proposed changes to Mr. Mayer’s direct compensation:
•
Base salary increased from $550,000 to $625,000;

•
Target incentive bonus percentage increased from 50% to 55% of base salary; and

•
Long-term equity grant percentage increased from 50% to 60% of base salary.

The Committee accepted those recommendations for 2020 and, thus, approved an increase in Mr. Mayer’s base salary to $625,000 for the remainder of 2020. However, in response to market uncertainty related to COVID-19, in March 2020, Mr. Mayer requested that his salary be adjusted back to its 2019 level of $550,000 until market conditions normalized. Mr. Mayer’s base salary remained at that level for the remainder of 2020. In February 2021, the Committee reviewed the elements of Mr. Mayer’s compensation, market conditions, and the performance of the Company and returned his salary to the $625,000 level that had originally been set for 2020. Mr. Mayer’s salary remained at $625,000 for the remainder of 2021.
•
For Mr. Credle, the Committee determined that Mr. Credle’s base salary for 2020 would remain at its 2019 amount of $367,500, which the 2019 Pearl Meyer analyses indicated resulted in total compensation at approximately the 50th percentile of the peer group for chief financial officers. In February 2021, the Committee reviewed the elements of Mr. Credle’s compensation, his performance, market conditions, and the performance of the Company and adjusted his base salary upwards by 5% to $385,875, with all other compensation elements remaining the same.

In October 2021, the Company announced changes in its organizational structure and to its management team. These changes included (i) the retirement of Mr. Credle as Chief Financial Officer, effective on November 12, 2021, (ii) the naming of Elizabeth B. Bostian to succeed Mr. Credle as Chief Financial Officer, as well as retaining her position as Executive Vice President and General Counsel of the Company, and (iii) the naming of Gregory A. Currie as the Chief Banking Officer of First Bank. This resulted in Ms. Bostian and Mr. Currie becoming NEOs of the Company.
In December 2021, in recognition of their new roles and responsibilities, the Committee reviewed and adjusted the salaries of Ms. Bostian and Mr. Currie, with Ms. Bostian’s base salary being set at $340,000 and Mr. Currie’s base salary being set at $375,000.
See “Changes to 2022 Compensation Elements for Other NEOs” below for discussion of salaries for 2022.
Annual Incentive Plan.   The Annual Incentive Plan provides our Other NEOs and other officers with the opportunity to earn an annual cash and/or stock bonus if the Company achieves certain performance goals. The Committee and the Board believe that a meaningful amount of each of our Other NEO’s annual compensation should be tied to the Company’s performance. The Committee believes this structure reflects a proper balance of compensation that provides our officers with a baseline level of financial stability (in the form of base salary), while also providing an appropriate incentive based on the Company’s performance. Amounts of annual incentive earned were included in the Pearl Meyer analyses described above, which the Committee considers in determining the appropriateness of amounts of annual incentive awards that are able to be earned by our NEOs.
Our Annual Incentive Plan pays cash and stock bonuses within the first 75 days of each year based on the Company’s performance in the prior year. Each participant’s total possible bonus is based on a target bonus percentage set for each participant. The Plan uses multiple performance measures to determine the amount of each participant’s total bonus. The Committee assigns a weight to each performance measure, with the sum of the weights equal to 100%. The weight is the percentage of each participant’s total bonus that will be based on that particular performance measure. The Committee also sets threshold, target and maximum performance levels for each measure. If we do not achieve the threshold performance level, participants earn no bonus for that measure. Participants earn 50% of their target bonus for the measure if we meet the threshold level, 100% if we meet the target level and 150% if we achieve or exceed the maximum level.
The following are the target bonus percentages for our Other NEOs that were set by the Committee for 2021 performance:

•
Mr. Mayer’s 2021 target bonus percentage remained at its 2020 level of 55% of his base salary;

•
Ms. Bostian’s and Mr. Currie’s target bonus percentages were set at 25% of their base salaries; and

•
Mr. Credle’s 2021 target bonus percentage remained at its 2020 level of 35% of his base salary.

In order to determine each Other NEO’s cash bonus, the applicable target bonus percentage is multiplied by the executive’s base salary, which is then multiplied by the sum of the performance percentages earned. Bonuses are directly proportional to performance between any of these set points. Thus, an Other NEO’s actual bonus could range from 0% to 150% of the executive’s target bonus percentage.
The Annual Incentive Plan includes clawback provisions that allow the Company to recoup amounts paid to Other NEOs and other designated employees under the Plan if the Company is required to restate its financial statements. The amount of any clawback is computed by calculating the difference in the award payment based on the restated financial statement amounts compared to the amounts that were used to calculate the initial award.
The following table shows the thresholds, targets, maximums and weightings for each performance goal that the Committee approved for 2021 for the Company’s corporate officers, which included each of the Company’s NEOs except for Mr. Currie, who, because he had been a Regional Executive for most of 2021, had his performance goals measured on the region-specific measures and goals that had been set for his region for 2021. Those region-specific measures and goals applicable to Mr. Currie were similar to the corporate goals. The table below also reflects the performance percentages that resulted from the actual results as it relates to executive officers:
	Measurement	Threshold	Target	Maximum	Weight	Actual for 2021*	Performance Percentage
1	Earnings Per Share – Diluted	$2.47	$2.90	$4.35	50%	$4.00	69.0%
2	Regional Loan Growth	2.0%	3.1%	6.1%	25%	3.8%	27.9%
3	Retail Deposit Growth	-3.0%	0.0%	6.0%	15%	21.9%	22.5%
4	Efficiency Ratio	60.2%	56.7%	52.3%	10%	53.4%	13.8%
					100%		133.2%

*
In determining the actual amounts for 2021, the Committee excluded the estimated impact on each measurement item of the Company’s acquisition of Select Bancorp which occurred on October 15, 2021.

The Committee selected the above measures and goals for our executive officer compensation because we use those same types of criteria for our branch employees and we desire to have the interests of our executive officers aligned as much as possible with our employees in the field. The following includes some of the specific reasons we selected each measure and goal:
(1)
Earnings Per Share — Diluted — A direct profitability measure.

(2)
Regional Loan Growth — Impacts the profitability and franchise value of the Company.

(3)
Retail Deposit Growth — Funds future growth and impacts the profitability and franchise value of the Company.

(4)
Efficiency Ratio — Impacts the profitability of the Company. We calculate the efficiency ratio as follows:

•
Tax Equivalent Net Interest Income, excluding Loan Discount Accretion + Noninterest Income

•
Divided by Noninterest Expenses, excluding Intangibles Amortization and Merger Expenses, excluding Foreclosed Property Gains/Losses and Other Gains/Losses

•
Each of the excluded items noted above is excluded because they are beyond the control of management.

In addition to the measures and goals noted above, the Committee also set two qualifying triggers that the Company must meet for any of the above-described bonuses to be paid (i.e., each triggering qualification must be met before any bonus may be paid). The two triggers were:
•
The Committee’s determination that the results of the annual safety and soundness exam of First Bank performed by regulatory authorities were satisfactory; and

•
The Company’s earnings per share had to exceed $1.91, which was approximately two-thirds of the budgeted goal.

As shown above, the 2021 total payout percentage for executive officers under the Annual Incentive Plan was 133.2%, while it was determined that Mr. Currie’s region-specific performance percentage was 115.2%. Additionally, the Committee determined that the two triggers were achieved.
Accordingly, the following table illustrates how each Other NEO’s incentive bonus for 2021 was calculated.
Other NEO	(A) 2021 Salary ($)	(B) Target Bonus Percentage	(C) Performance Percentage	(A times B times C) Value of Incentive Plan Compensation ($)
Michael G. Mayer	625,000	55.0%	133.2%	457,875
Elizabeth B. Bostian	340,000	25.0%	133.2%	113,220
Gregory A. Currie	375,000	25.0%	115.2%	108,000
Eric P. Credle	385,875	35.0%	133.2%	179,895
At its January 2022 meeting, the Committee determined that, consistent with the practices followed in recent prior years, 14 senior members of the Company’s management team, including Mr. Mayer, Ms. Bostian and Mr. Currie, would receive 50% of their 2022 bonus that related to 2021 performance in cash and the other 50% in shares of restricted stock. The Committee determined that the stock would vest in one-third increments at December 31, 2022, December 31, 2023 and December 31, 2024. This determination was made in order to promote retention and share ownership among members of senior management. Because of Mr. Credle’s impending retirement, the Committee determined that his bonus would be paid solely in cash. Additionally, based on the Committee’s review of Mr. Mayer’s and Mr. Currie’s performance and the Company’s performance in 2021, the Compensation Committee granted Mr. Mayer an additional cash bonus of $150,000 and Mr. Currie an additional bonus of $42,000 to be paid in 50% cash and 50% in shares of restricted stock with the same vesting terms as those noted above.
As a result, the following payouts were made in February 2022:
•
Mr. Mayer was granted 4,989 shares of stock with a value of $228,937 and was paid $378,938 in cash;

•
Ms. Bostian was granted 1,233 shares of stock with a value of $56,610 and was paid $56,610 in cash; and

•
Mr. Currie was granted 1,634 shares of stock with a value of $75,000 and was paid $75,000 in cash.

•
Mr. Credle was paid cash of $179,895.

See “Changes to 2022 Compensation Elements for Other NEOs” below for discussion of changes in incentive bonus targets for 2022.
Long-Term Equity Grants.   As discussed, in February 2022, under the Annual Incentive Plan the Committee approved equity grants to our NEOs related to performance for 2021.
Additionally, in order to promote share ownership and management retention, and consistent with past consultations with our compensation consultant, the Committee typically grants restricted shares of shares of common stock annually to various officers, including each of our NEOs, with full vesting to occur on the third anniversary of the grant date. The following are the percentages of the respective annual base salaries of each Other NEO that were set as the grant values in 2021: Mr. Mayer — 60%, Ms. Bostian — 15%,

Mr. Currie — 20%, Mr. Credle — 20%. See discussion regarding Mr. Moore’s grant in the section above titled “Compensation of Richard H. Moore, Chief Executive Officer.”
The following table presents information on the regular 2021 grants to our Other NEOs.
Other NEO	Date of Grant	Number of Shares Granted	Value of Grant ($)	Vesting Date
Michael G. Mayer	July 27, 2021	9,667	375,000	July 27, 2024
Elizabeth B. Bostian	July 27, 2021	753	29,217	July 27, 2024
Gregory A. Currie	July 27, 2021	1,830	71,000	July 27, 2024
Eric P. Credle	July 27, 2021	1,989	77,175	July 27, 2024
Assuming acceptable financial performance, it is expected that similar annual grants will be made in 2022, as adjusted for any changes in the grant value that are set by the Committee.
In addition, to the above grants, on December 31, 2021, in recognition of their increased responsibilities that occurred in the fourth quarter of 2021 and to promote retention and share ownership, Ms. Bostian and Mr. Currie were each granted 10,936 restricted shares of common stock that had a value of $500,000 on the grant date. These awards will fully vest on December 31, 2024.
All grants of restricted shares are made under the Company’s 2014 Equity Plan. The 2014 Equity Plan has clawback provisions that provide that any compensation paid pursuant to the Plan which is subject to recovery under any law, government regulation or stock exchange listing requirement, including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act and related implementing rules and regulations (“Dodd Frank Act”), will be subject to such deductions, recovery and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement. Participants shall, upon written demand by the Company, promptly repay any such compensation or take such other action as the Company may require for compliance with these provisions.
Changes to 2022 Compensation Elements for Other NEOs
At its January 2022 meeting, the Compensation Committee reviewed the compensation elements for its Other NEOs. As it relates to Mr. Mayer, the Committee reviewed Pearl Meyer’s analyses that included the same set of peer financial institutions as was noted above for Mr. Moore. Based on review of those analyses, the Committee approved the following elements of 2022 compensation for Mr. Mayer, which the Committee concluded would result in Mr. Mayer’s total compensation being at approximately the 50th percentile of the comparable peers:
•
Base salary increased from $625,000 to $725,000;

•
Target incentive bonus percentage increased from 55% to 75%;

•
Long-term equity grant percentage increased from 60% to 85%; and

•
Payment of a $500,000 retention and retirement payment into Mr. Mayer’s deferred compensation plan, which Mr. Mayer will have the opportunity to invest in a variety of investment options and assumes the risk of the investment. The retention payment and any earnings will vest 25% per year over four years.

Additionally, the Committee increased Mr. Currie’s 2022 target incentive bonus percentage from 25% to 50%. All other elements of compensation for our Other NEOs remain unchanged for 2022.
Benefits.   We provide a competitive benefits program for our NEOs, including our CEO, in order to retain and attract an appropriate caliber of talent and recognize that other companies with which we compete for talent provide similar benefits to their executive officers.
The following table lists our current benefit programs and shows, for each, the employees eligible for each benefit:

Benefit Plan	Named Executive Officers	Certain Managers and Individual Contributors	All Full-Time Employees
Retention and Retirement Arrangement	(1)
Supplemental ExecutiveRetirement Plan	(2)	X
Deferred Compensation Plan	(3)	(3)
Perquisites	X	X	(6)
401(k) Plan	X	X	X
Defined Benefit Pension Plan	(4)	(4)	(4)
Health Insurance	X	X	X
Life Insurance(5)	X	X	X
Bank-Owned Life Insurance(6)	(6)	(6)
Disability Insurance	X	X	X

(1)
In 2018 and 2022, the Committee approved retention and retirement payments of $1 million and $500,000, respectively, for Mr. Mayer. Mr. Mayer is able to invest the funds in a variety of investment options and assumes the risk of the investment. The 2018 payment amount of $1 million and any investment earnings will vest 100% in February 2023. The 2022 payment of $500,000 and any investment earnings will vest 25% per year over four years. The Committee approved those payments and terms as a retention tool for Mr. Mayer and in recognition that Mr. Mayer will be approaching a normal retirement age in the next few years.

(2)
Mr. Credle is a participant in the Supplemental Executive Retirement Plan. Due to their hire dates, the other NEOs are not participants in this Plan. Due to Mr. Credle’s separation from service on February 25, 2022, prior to the vesting requirements contained in the Plan, the benefit was forfeited.

(3)
The Company offers a nonqualified deferred compensation plan to approximately 15 members of its senior management, whereby the participant can elect to contribute, on a tax-deferred basis, a portion of his or her salary and/or cash bonus into the plan. The plan allows the participant to invest the funds into a variety of mutual fund options. The plan allows for matching or discretionary contributions to be made by the Company, but none have been made since the plan’s inception.

(4)
Our defined benefit pension plan covers all full-time employees hired on or before June 11, 2009. This plan was frozen as of December 31, 2012 for all participants, which means that no further benefits will be earned by participants.

(5)
The Company provides life insurance through a group life insurance policy that includes each employee that is not covered by a bank-owned life insurance policy and amounts to two times the employee’s base salary, subject to a cap of $300,000.

(6)
The Company has purchased single-premium bank-owned life insurance policies that insure the lives of many officers of the Company. For participating employees, life insurance benefits are two times the employee’s salary with no cap. In the event of death while employed by the Company, all proceeds from the life insurance that exceed two times the employee’s base salary are payable to the Company.

(7)
All employees are eligible to receive discounted interest rates on credit cards and overdraft protection, as well as reduced origination fees on home loans.

Supplemental Executive Retirement Plan
We sponsor a Supplemental Executive Retirement Plan (“SERP”) for the benefit of certain members of our senior management, which included Mr. Credle; however, he separated from service in February 2022 prior to being vested in the plan. Due to their hire dates our other NEOs are not participants in the SERP. The purpose of the SERP is to provide additional monthly pension benefits to ensure that each participant will receive lifetime pension benefits beyond the amounts that we can pay under our qualified pension plan. The SERP generally provides participants with an annual benefit at retirement equal to 3% of final average compensation multiplied by years of service, up to a maximum of 60% of final average compensation. The amount of a participant’s SERP benefit is reduced by (i) the amount payable under our qualified pension plan, and (ii) 50% of the participant’s primary Social Security benefit.
We set the benefits payable under the SERP in 1993 at its inception, in consultation with an employee benefits consultant who assisted us with plan design. At that time, the employee benefits consultant provided peer information and gave his expert opinion that the benefits payable under this plan were reasonable and would further our objectives of attracting and retaining senior management executives.
During 2012, we decided to offer a uniform set of retirement benefits that would be applicable to all employees and not just those hired after June 11, 2009 or those who had achieved a certain level within the Company. Accordingly, effective December 31, 2012, in addition to freezing the qualified defined benefit pension plan (as noted above), we also froze our SERP, which means that the participants in the SERP do not earn future benefits under the SERP after that date. The SERP included a retention feature that penalized participants for leaving the Company prior to age 65 by reducing their earned benefit in a graduated manner that resulted in a lower penalty for each year of continued service. For the purposes of this feature, all participants were assumed to have been terminated from the Company on December 31, 2018.
Perquisites
We provide only very limited perquisites. None of our NEOs received in excess of $10,000 in perquisites during 2021.
Post-Termination Compensation
Accelerated Vesting
Our 2014 Equity Plan and the SERP have change in control provisions that automatically vest all participants in the benefits of each plan in the event of a change in control of our Company. We believe that other companies with which we compete for executive talent provide a similar acceleration benefit, and that these provisions therefore assist us in attracting and retaining talent.
Employment Agreements
We have entered into an employment agreement with each of our Other NEOs. The employment agreement with our CEO has been previously described. See “Compensation of Richard H. Moore, Chief Executive Officer” above.
The Other NEOs’ employment agreements provide for one year terms that renew annually unless either party gives written notice of non-renewal. Each of these agreements provides for the payment of certain severance benefits to the executive upon termination of employment in certain circumstances, including following a change in the control of our Company. For more information about these benefits, see the section below captioned “Executive Compensation — Potential Payments Upon Termination.” Each agreement also contains noncompetition and confidentiality covenants that protect our Company if the executive leaves.
The objectives of the Other NEO employment agreements are as follows:
•
The noncompetition covenant protects us by preventing an executive from leaving our Company and immediately joining a competitor, which could result in the executive taking business away from us;

•
The confidentiality covenant protects us by preventing an executive from disclosing trade secrets or confidential information regarding our Company or our customers for an extended period after the executive leaves his or her employment with the Company; and

•
The change in control severance payment provision benefits us by minimizing the uncertainty and distraction caused by the current climate of bank acquisitions, and by allowing our executive officers to focus on performance by providing transition assistance in the event of a change in control.

The Committee and the Board believe the amount of the severance benefits potentially payable to the Other NEOs under these agreements is reasonable and consistent with industry standards.

The above discussion describes the five primary components of our executive compensation program. The following section describes other guidelines and procedures affecting executive compensation.
Other Guidelines and Procedures Affecting Executive Compensation
Stock Option Grants
While we have not granted stock options in many years, when we approve a stock option grant, we set a date in the future as the measurement date for the exercise price of the stock option. We do not “back-date” stock option grants. We do not have a policy or practice of making stock option grants during periods in which there is material nonpublic information about our Company.
Tax Considerations
It has been and continues to be our intent that all incentive payments be deductible unless maintaining deductibility would undermine our ability to meet our primary compensation objectives or is otherwise not in the Company’s best interest. At this time, essentially all compensation we pay to the NEOs is deductible under the federal tax code.
Share Ownership Guidelines for Named Executive Officers
In February 2015, the Committee adopted a Stock Ownership and Retention Policy. This Policy required the CEO to own shares of the Company’s common stock with a value of at least two times his annual base salary and for all Other NEOs to own stock with a value equal to their base salaries. In February 2019, the Committee increased the CEO’s stock ownership requirement to be at least three times his base salary. NEOs who have not met the ownership requirements within five years of being subject to the Policy (i.e. becoming an NEO) are subject to restrictions on future stock sales until they are in compliance.
Additionally, in February 2017, the Committee modified the stock ownership guidelines for Mr. Moore and Mr. Mayer to require them to retain 50% of all shares of common stock they have been granted by the Company until retirement.
Hedging and Pledging Policy
It is the Board of Directors’ position that hedging and pledging transactions with respect to our common stock are inconsistent with shareholder objectives. Hedging transactions compromise the full risks and rewards of owning Company stock, and individuals who participate in such transactions may not be incented to improve the Company’s performance. Certain pledging commitments could also involve a sale of the Company’s stock without the individual’s consent at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in the Company’s securities.
Accordingly, the Company has adopted a policy that prohibits:
•
Directly or indirectly engaging in hedging or monetization transactions, through transactions in Company stock or through the use of financial instruments designed for such purpose;

•
Engaging in short sale transactions of Company stock; and

•
Pledging Company stock as collateral for a loan, including through the use of traditional margin accounts with a broker, after the adoption of the Policy.

Consideration of Prior-Year Shareholder Advisory Vote
At the 2021 annual meeting of shareholders, on the proposal approving, on an advisory basis, the compensation paid to our NEOs as disclosed in the proxy statement for that annual meeting, 92% of the votes cast were cast in favor of the proposal (includes “shares abstained” as not being in favor and excludes “broker non-votes” from the percentage calculation). The Committee considered this high level of support as providing confirmation that the shareholders support our compensation policies and decisions for our NEOs, and determined that its approach to the 2022 compensation policies and decisions would remain generally consistent with the approach in 2021.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K of the Exchange Act. Based on its review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for filing with the SEC.
Submitted by the Compensation Committee.
Daniel Blue, Jr. Mary Clara Capel James C. Crawford, III — Chair Abby J. Donnelly John B. Gould	Dexter V. Perry O. Temple Sloan, III Frederick L. Taylor, II Virginia C. Thomasson Dennis A. Wicker

Summary Compensation Table
The following table shows the compensation we paid in each of the last three fiscal years to the NEOs:
2021 SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compens-ation ($)(6)	Total ($)
Richard H. Moore Chief Executive Officer	2021	466,346	100,000	674,320	—	199,320	—	47,262	1,487,248
	2020	408,654	—	541,840	—	141,840	—	27,576	1,119,910
	2019	400,000	—	509,440	—	109,440	—	33,080	1,051,960
Michael G. Mayer President of the Company and First Bank, Chief Exeutive Officer of First Bank	2021	616,346	150,000	603,937	—	228,938	—	45,717	1,644,938
	2020	558,654	75,000	488,510	—	158,510	—	36,455	1,317,129
	2019	544,230	—	392,700	—	117,700	—	29,007	1,083,637
Elizabeth B. Bostian(1) Executive Vice President, Chief Financial Officerand General Counsel of the Company and First Bank	2021	199,713	—	585,827	—	56,610	—	28,882	871,032
Gregory A. Currie, Jr.(1) Executive Vice President and Chief Banking Officer of First Bank	2021	352,885	42,000	625,000	—	54,000	—	34,556	1,108,441
Eric P. Credle Retired Executive Vice President and Chief Financial Officer	2021	383,755	—	77,175	—	179,895	—	25,735	666,560
	2020	367,500	—	140,899	—	67,400	148,000	24,020	747,819
	2019	365,481	9,949	133,500	—	55,051	139,000	22,258	725,239

(1)
Ms. Bostian and Mr. Currie became NEOs in 2021.

(2)
In recognition of the Company’s performance and the executive’s achievements during 2021, Mr. Moore was granted a $100,000 cash bonus, Mr. Mayer was granted a $150,000 cash bonus, and Mr. Currie was granted a $42,000 bonus to be paid half in cash and half in shares of Company stock that will vest in one-third increments at December 31, 2022, December 31, 2023 and December 31, 2024. These bonuses were awarded in February 2022 and were in addition to the bonuses paid under incentive plans.

(3)
The stock awards for 2021 relate to the following:

•
50% of the annual incentive award earned by each NEO. See the sections of the Compensation and Discussion Analysis above entitled “Performance Incentive Plan” for Mr. Moore and “Annual Incentive Plan” for the Other NEOs.

•
Ownership and retention-based stock grants made on July 27, 2021. See the section of the Compensation and Discussion Analysis above entitled “Equity Grants”.

•
Ownership and retention-based stock grants made on December 31, 2021 to Ms. Bostian and Mr. Currie. See the sections of the Compensation and Discussion Analysis above entitled “Long-Term Equity Grants”.

(4)
All amounts in this column were paid pursuant to the Performance Incentive Plan for Mr. Moore and the Annual Incentive Plan for the Other NEOs. See the Compensation and Discussion Analysis above for further discussion.

(5)
The amounts in this column reflect the annual change in the total actuarial net present value of the Mr. Credle’s accrued benefits under our pension plan and SERP but, in accordance with SEC instructions, with a minimum value of zero. The benefits under these plans have been frozen and thus, changes in value are solely due to changes in the discount rate used to compute the present value of the benefit. Due to the freezing of these plans and the respective NEO hire dates, Mr. Credle is the only NEO that participates in these plans. The present value of Mr. Credle’s accrued benefits in these plans declined by $49,701 in 2021 due to increases in the discount rates used in the actuarial computations.
(6)
The following table shows the components of “All Other Compensation.”

	All Other Compensation
Name	Year	Defined Contribution Plan ($)	Club Dues ($)	Dividends on Restricted Stock(1) ($)	Life Insurance(2) ($)	Total ($)
Richard H. Moore	2021	17,400	—	28,231	1,631	47,262
	2020	13,376	—	12,725	1,475	27,576
	2019	16,500	—	15,261	1,319	33,080
Michael G. Mayer	2021	17,400	—	25,625	2,692	45,717
	2020	17,100	—	17,249	2,106	36,455
	2019	16,800	—	10,314	1,893	29,007
Elizabeth B. Bostian	2021	17,400	—	11,349	133	28,882
Gregory A. Currie, Jr.	2021	17,400	3,165	13,991	—	34,556
Eric P. Credle	2021	17,400	—	7,478	857	25,735
	2020	17,100	—	6,120	800	24,020
	2019	16,800	—	4,721	737	22,258

(1)
The amounts in this column represent the amount of cash dividends earned on shares of unvested restricted stock.

(2)
The amounts in this column represent the benefit associated with the life insurance provided by the bank-owned life insurance policies discussed in “Benefits” in the Compensation Discussion and Analysis section above.

We have entered into employment agreements with nine of our officers, including each of the NEOs. Each employment agreement provides for post-termination benefits. See “Potential Payments Upon Termination” below for more information about these potential benefits, and about the non-competition and confidentiality covenants contained in the agreements.
CEO Pay Ratio
The Compensation Committee monitors the relationship between the compensation of our executive officers and of our non-managerial employees. We disclose below the ratio of the pay of our CEO to our median employee (“pay ratio”). To determine the median employee, we considered 1,036 employees, which, except as noted in the following sentence, included all full-time and part-time employees, with the exception of the CEO, as of December 31, 2021. In this analysis, we excluded employees that joined our Company on October 15, 2021 as a result of our acquisition of Select Bancorp. We determined the median employee based on W-2 earnings for 2021. For employees hired during 2021, we converted their earnings to an annualized amount. No full-time equivalent adjustments were made for part-time or temporary employees.
For purposes of determining the pay ratio, the total compensation of our CEO includes all compensation reported in the Summary Compensation Table. The total compensation of the median employee was determined in the same manner as was used for the CEO in the Summary Compensation Table.
Median Annual Total Compensation of All Employees:	$56,251
Total Annual Compensation of CEO:	$1,487,248
Pay Ratio:	26.4

Grants of Plan-Based Awards
The amounts shown in the table below relate to (i) the range of possible non-equity and equity payouts in 2022 for 2021 performance under the Performance Incentive Plan for Mr. Moore and the Annual Incentive Plan for Other NEOs, (ii) grants of stock made to each NEO in July 2021 to promote share ownership and management retention, and (iii) grants of stock made to Ms. Bostian and Mr. Currie in December 2021 to promote share ownership and management retention and in recognition of their increased responsibilities.
Under both incentive plans, we pay cash bonuses within the first 75 days following year end based on corporate performance in the preceding fiscal year. Under the Performance Incentive Plan, Mr. Moore’s bonus is payable in an equal mix of cash and restricted stock, while payments under the Annual Incentive Plan can be paid in cash or restricted stock or a mix of the two. In February 2022, the Compensation Committee determined that 15 members of senior management, including each Other NEO except for Mr. Credle because of his impending retirement, would be paid their awards in a mix of 50% cash and 50% restricted stock. Mr. Credle was paid his bonus solely in cash.
	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Richard H. Moore	60,000	120,000	240,000	1,308	2,616	5,231	12,245	475,000
Michael G. Mayer	85,938	171,875	257,813	1,873	3,746	5,619	9,667	375,000
Elizabeth B. Bostian	21,250	42,500	63,750	463	926	1,389	11,689	529,217
Gregory A. Currie, Jr.	23,438	46,875	70,313	511	1,022	1,533	12,766	571,000
Eric P. Credle	33,764	67,528	101,292	736	1,472	2,208	1,989	77,175

(1)
These amounts represent ranges of the possible performance-based cash bonuses that could have been paid in 2022 based on 2021 performance pursuant to the Performance Incentive Plan for Mr. Moore and the Annual Incentive Plan for the Other NEOs. See beginning on page 18 for a discussion regarding the range of these potential payouts and the actual payout for Mr. Moore under the Performance Incentive Plan, and see beginning on page 20 for a discussion regarding the range of potential payouts for the Other NEOs and their payouts under the Annual Incentive Plan.

(2)
These amounts represent ranges of the possible performance-based equity grants that could have been made in 2022 based on 2021 performance pursuant to the Performance Incentive Plan for Mr. Moore and the Annual Incentive Plan for the Other NEOs who were due to receive their payouts in a mix of cash and restricted stock. The number of shares shown is computed by dividing the value of the equity payout, which is the same as the value of the cash payout, by the closing price of the Company’s stock price on January 25, 2022, the date the grants were made. See beginning on page 18 for a discussion regarding the range of these potential payouts and the actual payout for Mr. Moore under his Performance Incentive Plan, and see beginning on page 20 for a discussion regarding the range of potential payouts for the Other NEOs and their actual payouts under the Annual Incentive Plan.

(3)
The amounts in this column include the shares of the Company’s common stock that were granted to each NEO on July 27, 2021 in order to promote share ownership and management retention. Additionally, as it relates to Ms. Bostian and Mr. Currie, this column includes shares of the Company’s common stock that were granted to them on December 31, 2021 to promote share ownership and management retention and in recognition of their increased responsibilities. See pages 18 and 22 for additional discussion regarding these grants.

(4)
These amounts represent the value of the grants in column (3) based on the value of the Company’s common stock on the dates of the grants.

Outstanding Equity Awards at Fiscal Year-End
The following table provides information about the equity awards our NEOs held as of December 31, 2021.
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Richard H. Moore	6/25/2019(1)					11,220	512,978
	2/4/2020(2)							1,005	45,949
	6/23/2020(3)					8,385	383,362
	10/26/2020(3)					8,302	379,567
	2/2/2021(4)							2,718	124,267
	7/27/2021(5)					12,245	559,841
Michael G. Mayer	6/25/2019(1)					7,713	352,638
	2/4/2020(2)							1,081	49,423
	6/23/2020(3)					6,918	316,291
	10/26/2020(3)					6,849	313,136
	2/2/2021(4)							3,038	138,897
	7/27/2021(5)					9,667	441,975
Elizabeth B. Bostian	6/25/2019(1)					795	36,347
	2/4/2020(2)							206	9,418
	6/23/2020(3)					594	27,158
	10/26/2020(3)					588	26,883
	2/2/2021(4)							474	21,671
	7/27/2021(5)					753	34,427
	12/31/2021(6)					10,936	499,994
Gregory A. Currie, Jr.	6/25/2019(1)					1,388	63,459
	2/4/2020(2)							369	16,871
	6/23/2020(3)					1,383	63,231
	10/26/2020(3)					1,369	62,591
	2/2/2021(4)							767	35,067
	7/27/2021(5)					1,830	83,668
	12/31/2021(6)					10,936	499,994
Eric P. Credle	6/25/2019(1)					2,061	94,229
	2/4/2020(2)							551	25,192
	6/23/2020(3)					1,540	70,409
	10/26/2020(3)					1,525	69,723
	2/2/2021(4)							1,291	59,025
	7/27/2021(5)					1,989	90,937

(1)
These amounts relate to grants made in 2019 to promote share ownership and management retention. In June 2019, each NEO was granted stock with Mr. Moore receiving stock valued at an amount equal to his annual base salary, Mr. Mayer receiving stock valued at 50% of his annual base salary, Ms. Bostian and Mr. Currie each receiving stock valued at 15% of their annual base salaries, and Mr. Credle receiving stock valued at 20% of his annual base salary, which resulted in the following grants: Mr. Moore — 11,220 shares, Mr. Mayer — 7,713 shares, Ms. Bostian — 795 shares, Mr. Currie — 1,388 shares, and Mr. Credle — 2,061 shares. The terms for these awards call for vesting to occur on June 25, 2022.
(2)
These amounts relate to awards for 2019 performance. Mr. Moore was granted 3,015 shares, Mr. Mayer was granted 3,243 shares, Ms. Bostian was granted 620 shares, Mr. Currie was granted 1,107 shares and Mr. Credle was granted 1,653 shares. These awards provided for vesting in equal one-third increments on December 31, 2020, 2021 and 2022. Thus, one-third of the total award vested on each on December 31, 2020 and December 31, 2021, and the remaining amounts on these rows will vest on December 31, 2022.

(3)
These amounts relate to two grants made in 2020 to promote share ownership and management retention. During 2020, each NEO was granted stock with Mr. Moore receiving stock valued at an amount equal to his annual base salary, Mr. Mayer receiving stock valued at 60% of his annual base salary, Ms. Bostian and Mr. Currie each receiving stock valued at 15% of their annual base salary, and Mr. Credle receiving stock valued at 20% of his annual base salary. Due to the evolving COVID-19 pandemic, the Committee elected to grant our NEOs half of the targeted grant in June 2020, and to defer the remaining half until later in the year, upon gaining more clarity on the pandemic’s effects on the Company. In October 2020, the Committee concluded that it was appropriate to grant our NEOs the remaining portion of the targeted award. The sum of the two grants resulted in the following number of shares granted to our NEOs: Mr. Moore — 16,687 shares, Mr. Mayer — 13,767 shares, Ms. Bostian — 1,182 shares, Mr. Currie — 2,752 shares and Mr. Credle — 3,065 shares. The terms for these awards call for vesting to occur three years from the grant date.

(4)
These amounts relate to awards for 2020 performance. Mr. Moore was granted 4,078 shares, Mr. Mayer was granted 4,557 shares, Ms. Bostian was granted 712 shares, Mr. Currie was granted 1,151 shares and Mr. Credle was granted 1,937 shares. The terms for these awards called for vesting to occur in equal one-third increments on December 31, 2021, 2022 and 2023. Thus, one-third of the total award vested on December 31, 2021, and the remaining amounts on these rows will vest in equal increments on December 31, 2022 and 2023.

(5)
These amounts relate to grants made in 2021 to promote share ownership and management retention. In July 2021, each NEO was granted stock with Mr. Moore receiving stock valued at an amount equal to his annual base salary, Mr. Mayer receiving stock valued at 60% of his annual base salary, Ms. Bostian receiving stock valued at 15% of his annual base salary, and Mr. Currie and Mr. Credle each receiving stock valued at 20% of their annual base salaries, which resulted in the following grants: Mr. Moore — 12,245 shares, Mr. Mayer — 9,667 shares, Ms. Bostian — 753 shares, Mr. Currie — 1,830 shares, and Mr. Credle — 1,989 shares. The terms for these awards call for vesting to occur on July 27, 2024.

(6)
As previously discussed, Ms. Bostian and Mr. Currie assumed new responsibilities with the Company in 2021. In order to promote share ownership and management retention and in recognition of their increased responsibilities, Ms. Bostian and Mr. Currie were each granted shares of common stock with a value of $500,000, which resulted in each of them receiving 10,936 shares. These shares will vest on December 31, 2024.

Option Exercises and Stock Vested
The following table shows the number of restricted shares of common stock that vested during 2021 and the value realized on the date of vesting, as determined by the Company’s stock price at the close of business on the date the stock vested. The Company did not have any stock options outstanding or that vested during 2021.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)
Richard H. Moore(1)	13,176	530,744
Michael G. Mayer(2)	8,299	343,603
Elizabeth B. Bostian(3)	1,269	53,085
Gregory A. Currie, Jr.(4)	2,096	87,500
Eric P. Credle(5)	3,421	143,874

(1)
Mr. Moore’s shares of stock that vested in 2021 related to four grants:

•
On July 24, 2018, Mr. Moore was granted stock with a value equal to his annual base salary, which resulted in an award of 9,645 shares of common stock. The shares vested on July 24, 2021 when the value of the common stock was $38.29 per share, which resulted in a value realized on vesting of $369,307.

•
On February 5, 2019, Mr. Moore was granted 3,498 shares of stock related to 2018 performance, with vesting to occur in equal one-third increments on December 31, 2019, 2020, and 2021. Thus, the final one-third of the total grant, or 1,166 shares, vested on December 31, 2021, when the value of the common stock was $45.72 per share, which resulted in a value realized on vesting of $53,310.

•
On February 4, 2020, Mr. Moore was granted 3,015 shares of stock related to 2019 performance, with vesting to occur in equal one-third increments on December 31, 2020, 2021, and 2022. Thus, the second third of the total grant, or 1,005 shares, vested on December 31, 2021, when the value of the common stock was $45.72 per share, which resulted in a value realized on vesting of $45,949.

•
On February 2, 2021, Mr. Moore was granted 4,078 shares of stock related to 2020 performance, with vesting to occur in equal one-third increments on December 31, 2021, 2022, and 2023. Thus, the first third of the total grant, or 1,360 shares, vested on December 31, 2021, when the value of the common stock was $45.72 per share, which resulted in a value realized on vesting of $62,179.

(2)
Mr. Mayer’s shares of stock that vested in 2021 related to four grants:

•
On July 24, 2018, Mr. Mayer was granted stock with a value equal to 40% of his annual base salary, which resulted in an award of 4,822 shares of common stock. The shares vested on July 24, 2021 when the value of the Company stock was $38.29 per share, which resulted in a value realized on vesting of $184,634.

•
On February 5, 2019, Mr. Mayer was granted 2,632 shares of stock related to 2018 performance, with vesting to occur in equal one-third increments on December 31, 2019, 2020, and 2021. Thus, the final one-third of the total grant, or 877 shares, vested on December 31, 2021, when the value of the common stock was $45.72 per share, which resulted in a value realized on vesting of $40,096.

•
On February 4, 2020, Mr. Mayer was granted 3,243 shares of stock related to 2019 performance, with vesting to occur in equal one-third increments on December 31, 2020, 2021, and 2022. Thus, the second third of the total grant, or 1,081 shares, vested on December 31, 2021, when the value of the common stock was $45.72 per share, which resulted in a value realized on vesting of $49,423.

•
On February 2, 2021, Mr. Mayer was granted 4,557 shares of stock related to 2020 performance, with vesting to occur in equal one-third increments on December 31, 2021, 2022, and 2023. Thus, the first third of the total grant, or 1,519 shares, vested on December 31, 2021, when the value of the common stock was $45.72 per share, which resulted in a value realized on vesting of $69,449.

(3)
Ms. Bostian’s shares of stock that vested in 2021 related to four grants:

•
On July 24, 2018, Ms. Bostian was granted stock with a value equal to 15% of her annual base salary, which resulted in an award of 664 shares of Company stock. The shares vested on July 24, 2021 when the value of the common stock was $38.29 per share, which resulted in a value realized on vesting of $25,425.

•
On February 5, 2019, Ms. Bostian was granted 481 shares of stock related to 2018 performance, with vesting to occur in equal one-third increments on December 31, 2019, 2020, and 2021. Thus, the final one-third of the total grant, or 160 shares, vested on December 31, 2021, when the value of the common stock was $45.72 per share, which resulted in a value realized on vesting of $7,315.

•
On February 4, 2020, Bostian was granted 620 shares of stock related to 2019 performance, with vesting to occur in equal one-third increments on December 31, 2020, 2021, and 2022. Thus, the second third of the total grant, or 207 shares, vested on December 31, 2021, when the value of the common stock was $45.72 per share, which resulted in a value realized on vesting of $9,464.

•
On February 2, 2021, Ms. Bostian was granted 712 shares of stock related to 2020 performance, with vesting to occur in equal one-third increments on December 31, 2021, 2022, and 2023. Thus, the first third of the total grant, or 238 shares, vested on December 31, 2021, when the value of the common stock was $45.72 per share, which resulted in a value realized on vesting of $10,881.

(4)
Mr. Currie’s shares of stock that vested in 2021 related to four grants:

•
On July 24, 2018, Mr. Curries was granted stock with a value equal to 15% of his annual base salary, which resulted in an award of 1,121 shares of Company stock. The shares vested on July 24, 2021 when the value of the common stock was $38.29 per share, which resulted in a value realized on vesting of $42,923.

•
On February 5, 2019, Mr. Currie was granted 668 shares of stock related to 2018 performance, with vesting to occur in equal one-third increments on December 31, 2019, 2020, and 2021. Thus, the final one-third of the total grant, or 222 shares, vested on December 31, 2021, when the value of the common stock was $45.72 per share, which resulted in a value realized on vesting of $10,150.

•
On February 4, 2020, Mr. Currie was granted 1,107 shares of stock related to 2019 performance, with vesting to occur in equal one-third increments on December 31, 2020, 2021, and 2022. Thus, the second third of the total grant, or 369 shares, vested on December 31, 2021, when the value of the common stock was $45.72 per share, which resulted in a value realized on vesting of $16,871.

•
On February 2, 2021, Mr. Currie was granted 1,151 shares of stock related to 2020 performance, with vesting to occur in equal one-third increments on December 31, 2021, 2022, and 2023. Thus, the first third of the total grant, or 384 shares, vested on December 31, 2021, when the value of the common stock was $45.72 per share, which resulted in a value realized on vesting of $17,556.

(5)
Mr. Credle’s shares of stock that vested in 2021 related to four grants:

•
On July 24, 2018, Mr. Credle was granted stock with a value equal to 20% of his annual base salary, which resulted in an award of 1,687 shares of common stock. The shares vested on July 24, 2021 when the value of the common stock was $38.29 per share, which resulted in a value realized on vesting of $64,595.

•
On February 5, 2019, Mr. Credle was granted 1,612 shares of stock related to 2018 performance, with vesting to occur in equal one-third increments on December 31, 2019, 2020, and 2021. Thus, the final one-third of the total grant, or 537 shares, vested on December 31, 2021, when the value of the common stock was $45.72 per share, which resulted in a value realized on vesting of $24,552.

•
On February 4, 2020, Mr. Credle was granted 1,653 shares of stock related to 2019 performance, with vesting to occur in equal one-third increments on December 31, 2020, 2021, and 2022. Thus, the second third of the total grant, or 551 shares, vested on December 31, 2021, when the value of the common stock was $45.72 per share, which resulted in a value realized on vesting of $25,192.

•
On February 2, 2021, Mr. Credle was granted 1,937 shares of stock related to 2020 performance, with vesting to occur in equal one-third increments on December 31, 2021, 2022, and 2023. Thus, the first third of the total grant, or 646 shares, vested on December 31, 2021, when the value of the common stock was $45.72 per share, which resulted in a value realized on vesting of $29,535.

Pension Benefits
The following table shows information about the NEOs’ accrued benefits as of December 31, 2021 under our tax-qualified pension plan and the SERP.
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(2)
Richard H. Moore(1)	—	—	—
Michael G. Mayer(1)	—	—	—
Elizabeth B. Bostian(1)	—	—	—
Gregory A. Currie, Jr.(1)	—	—	—
Eric P. Credle	Qualified Plan	15	462,861
	SERP	15	273,438

(1)
Because of their hire dates and the Company’s freezing of the pension plan and the SERP on December 31, 2012, Mr. Credle is the only participant in these plans.

(2)
The present value of Mr. Credle’s accumulated benefit under each plan was calculated using the following assumptions: The officer retires at age 65. At that time, the officer takes a lump sum based on his or her accrued benefit as of December 31, 2021. The lump sum is calculated using the 2021 IRS Mortality Table and is discounted to December 31, 2021 using a rate of return of 2.62% per year for the pension plan and 2.48% for the SERP. As previously noted, Mr. Credle was not vested in his SERP benefit upon his separation from service in February 2022, and thus his benefits under the SERP were forfeited.

(3)
The number of years of credited service is different from Mr. Credle’s number of years of service because the number of years of credited service was capped when the Company froze both plans on December 31, 2012.

Pension Plan
Our tax-qualified pension plan covers all full-time employees hired on or before June 11, 2009 and provides each participant with an annual retirement benefit paid monthly in cash. At normal retirement age of 65, this benefit is equal to the sum of:
(i)
0.75% of the participant’s final average compensation multiplied by his/her years of service (up to 40); and

(ii)
0.65% of the participant’s final average compensation in excess of “covered compensation” (the average of the Social Security taxable wage base during the 35-year period that ends with the year the participant reaches Social Security retirement age), multiplied by years of service (up to 35).

“Final average compensation” means the average of the participant’s highest consecutive five years of compensation during his or her last 10 years of employment. For purposes of this plan, “compensation” generally means base salary plus bonuses. However, the federal tax code limits the amount of compensation we can take into account for purposes of the pension plan, and that amount has been taken into account in the amounts provided.
Each participant becomes fully vested in his or her plan benefits after five years of service. Early retirement, with reduced monthly benefits, is available to any participant who leaves the company at or after age 55 with 15 years of service. The plan also provides a death benefit to a vested participant’s surviving spouse.
As required by federal pension laws, benefits under the pension plan are funded by assets held in a tax-exempt trust. Effective December 31, 2012, the Compensation Committee froze the benefits payable under the pension plan.

SERP
The SERP is for the benefit of our senior management. The purpose of the SERP is to provide additional monthly pension benefits to ensure that each participant will receive lifetime pension benefits beyond the amounts that we can pay under our qualified pension plan. The SERP generally provides participants with an annual benefit at normal retirement age of 65, payable monthly in cash, equal to 3% of final average compensation multiplied by years of service (up to a maximum of 20 years). For purposes of the SERP, “final average compensation” has the same meaning as under our pension plan. The amount of a participant’s SERP benefit is reduced by (i) the amount payable under our qualified pension plan, and (ii) 50% of the participant’s primary social security benefit.
Each participant becomes fully vested in his or her SERP benefits at retirement, death, disability or a change in control. Early retirement, with reduced monthly benefits, is available to any participant who leaves the company at or after age 55 with 15 years of service. The plan also provides a death benefit to a vested participant’s surviving spouse.
Because the SERP is a non-qualified plan, its benefits are unsecured, and a participant’s claim for benefits under the plan is no greater than the claim of a general creditor.
As a general rule, we do not grant extra years of credited service under either the pension plan or the SERP. On one occasion, we credited two officers of an acquired company with three extra years of service under the SERP. None of the NEOs has received any extra years of credited service under either plan.
Effective December 31, 2012, the Compensation Committee froze the benefits payable under the SERP, which means that participants in the SERP do not earn future benefits under the plan after that date. The SERP included a retention feature that penalized participants for leaving the company prior to age 65 by reducing their earned benefit in a graduated manner that resulted in a lower penalty for each year of continued service. For the purposes of this feature, all participants were assumed to have been terminated from the Company on December 31, 2018.
Nonqualified Deferred Compensation
The Company offers a nonqualified deferred compensation plan to approximately 15 members of its senior management, under which the participant can elect to contribute, on a tax-deferred basis, a portion of their salary and/or cash bonus into the plan. The plan allows the participant to invest the funds into a variety of mutual fund options. The plan allows for matching or discretionary contributions to be made by the Company, but none have been made. Distributions from the plan are based upon various options preselected by the participant in accordance with IRS 409A requirements.
In February 2018, the Compensation Committee approved a $1 million retention and retirement payment that was paid into a deferred compensation plan for Mr. Mayer. Mr. Mayer is able to invest the funds in a variety of investment options and assumes the risk of the investment. The amount in the plan will cliff vest at 100% in February 2023. The amount also vests upon death or disability or termination within two years after a change in control. Additionally in January 2022, the Committee approved a $500,000 retention and retirement payment that was paid into a deferred compensation plan for Mr. Mayer. He is able to invest the funds in a variety of investment options and assumes the risk of investment. The amount in this plan, and any earnings thereon, will vest 25% per year over four years. This payment was made in 2022 and is not included in the following table. None of the earnings in the table below are included in the Summary Compensation Table, as they are not above-market or preferential.
Name (a)	Executive Contributions in 2021 ($) (b)	Registrant Contributions in 2021 ($) (c)	Aggregate Earnings in 2021 ($) (d)	Aggregate Withdrawals / Distributions ($) (e)	Aggregate Balance at December 31, 2021 ($) (f)
Richard H. Moore	—	—	—	—	—
Michael G. Mayer(1)	59,571	—	37,842	—	332,350
Michael G. Mayer(2)	—	—	106	—	1,042,971
Elizabeth B. Bostian	—	—	—	—	—
Gregory A. Currie, Jr.	—	—	—	—	—
Eric P. Credle(1)	24,216	—	25,869	—	246,768

(1)
Relates to pretax salary and/or cash bonuses deferred into the plan by the participant described in the first paragraph above. Of the aggregate balance amounts in column (f), Mr. Mayer’s balance is comprised of $222,366 in total employee contributions, including $59,571 in contributions made in 2021, all of which have been included in the Summary Compensation Table in the year in which they were contributed, and Mr. Credle’s aggregate balance is comprised of $181,488 in total employee contributions, including $24,216 in contributions made in 2021, all of which have been included in the Summary Compensation Table in the year in which they were contributed.

(2)
Relates to the retention and retirement benefit for Mr. Mayer described in the second paragraph above. Of the aggregate balance in column (f), the Company contributed $1,000,000 and the remaining balance is comprised of earnings.

Potential Payments Upon Termination or Change in Control
This section contains information about arrangements that provide for compensation to our NEOs in connection with their termination. Actual circumstances resulting in the departure of an NEO cannot be predicted and may differ from the assumptions used in the information outlined below.
Employment Agreements
We are party to an employment agreement with each of our NEOs. The following is a summary of the significant terms of those employment agreements.
Term
The term for each of these agreements is one year, and they automatically renew for an additional one-year period on each anniversary date.
Termination Without Cause
Under each of the employment agreements, if we terminate the executive without cause, we must pay the executive a lump sum payment based on his or her salary, as follows:
Mr. Moore — An amount equal to the greater of the remainder of the agreement term or three months.
Mr. Mayer — Under his employment agreement in effect as of December 31, 2021, an amount equal to the greater of the remainder of the agreement term or six months. Under his employment agreement that became effective on February 1, 2022, we must pay an amount equal to one times his base salary plus the value of any accrued paid time off.
Ms. Bostian and Mr. Currie — Lump sum payment equal to one times their respective base salaries plus the value of any accrued paid time off. .
Mr. Credle — An amount equal to the greater of the remainder of the agreement term or six months of his base salary. Mr. Credle’s employment ended as of February 25, 2022, and his employment agreement is no longer in effect.
The definition of “cause,” as provided in the agreement for Mr. Moore, Mr. Mayer’s agreement in effect at December 31, 2021 and the agreement for Mr. Credle generally means:
•
Gross negligence or willful misconduct,

•
Refusal to comply with policies, procedures, practices or directions, after notice and opportunity to cure within 15 days after such notice,

•
Commission of an act of dishonesty or moral turpitude,

•
Commission of a felony, or

•
Breach of the agreement.

The definition of “cause,” as provided in the agreements for Ms. Bostian and Mr. Currie, and Mr. Mayer’s agreement that became effective on February 1, 2022 generally means:
•
Continued failure to perform their duties, other than such failure resulting from a disability (as defined in the agreements), after notice and opportunity to cure within 30 days after such notice,

•
Willfully engaging in illegal conduct (other than misdemeanor traffic and similar violations) or gross misconduct,

•
A willful and material act of personal dishonesty

•
Continued insubordination with respect to directives of the CEO after receipt of a written warning from the CEO with respect thereto, or

•
A willful act by the executive that constitutes a material breach of fiduciary duty to the Company.

Termination Due to Long-Term Disability
Pursuant to these employment agreements, we have also agreed to pay a lump sum payment and provide other benefits if employment ends due to a long-term disability, as follows:
Mr. Moore — A lump sum payment equal to three months of base salary.
Mr. Mayer — Under his employment agreement in effect as of December 31, 2021, an amount equal to the greater of his base salary for the remaining contractual term, or his base salary for six months. Under his employment agreement that became effective on February 1, 2022, we must pay a lump sum in the amount of the value of any accrued paid time off, and Mr. Mayer is also be entitled to receive all benefits under any of the Company’s welfare benefit plans, and the Company must pay his COBRA premiums for the lesser of (i) one year following the date of termination or (ii) the date in which he enrolls in a group health plan offered by another employer that provides substantially similar coverage.
Ms. Bostian and Mr. Currie — Consistent with Mr. Mayer’s February 1, 2022 agreement, we must pay a lump sum in the amount of the value of any accrued paid time off and each is also be entitled to receive all benefits under any of the Company’s welfare benefit plans, and the Company must pay their COBRA premiums for the lesser of (i) one year following their date of termination or (ii) the date in which they enroll in a group health plan offered by another employer that provides substantially similar coverage.
Mr. Credle — A lump sum payment equal to the greater of (i) his base salary for the remaining contractual term, or (ii) his base salary for six months.
Termination Following a Change in Control
Each employment agreement provides for severance payments to the executive if we terminate his or her employment within 12 months after a change in control without cause or if the executive terminates employment for “good reason” within 12 months after a change in control.
The definition of “change in control” under each NEOs’ respective employment agreement is as follows:
The agreements of Mr. Moore and Mr. Credle, and Mr. Mayer’s agreement in effect at December 31, 2021 — Control is defined as the power, either directly or indirectly, to direct our management or policies or to vote 40% or more of any class of our securities. In general, any change in control of our Company triggers the change in control provisions of these employment agreements. However, the agreements expressly exclude as a “change in control” any merger, consolidation or reorganization following which the owners of our capital stock who were previously entitled to vote in the election of our directors own 61% or more of the resulting entity’s voting stock.
The agreements for Ms. Bostian and Mr. Currie, and Mr. Mayer’s agreement that become effective on February 1, 2022 — A change in control is deemed to have occurred if any of the three following events occurs:

Change in Effective Control — A person or group, as defined in the agreements, acquires (or has acquired during the preceding 12 months) 30% or more of the total voting power of the outstanding stock of the Company or a majority of the members of the Board is replaced during any 12 month period by directors whose election is not endorsed by a majority of the members of such Board prior to such election.
Change of Asset Ownership — A person or group acquires (or has acquired during the preceding 12 months) assets from the Company that have a total gross fair market value that is equal to or exceeds 40% of the total gross fair market value of all the Company’s assets immediately prior to such acquisition.
Change of Ownership — A person or group acquires ownership of stock of the Company that, together with stock previously held, constitutes more than 50% of the total fair market value or total voting power of the outstanding stock of the Company; provided that such person or group did not previously own 50% or more of the value or voting power of the outstanding stock of the Company.
The definition of “good reason” under each NEOs’ respective employment agreement includes the following:
•
A material diminution in authority, duties, or responsibilities of such executive immediately prior to the change-in-control;

•
A material change in geographic location at which the executive must perform services; or

•
Any other action or inaction that constitutes a material breach of the agreement.

In addition to the above definitions of “good reason,” the employment agreements for Ms. Bostian, Mr. Currie, and Mr. Mayer (effective February 1, 2022) also include the following as a “good reason”: a change in the executive offices of the Company assigned to the executive.
In order for the executive to be able to terminate for good reason, the executive first must provide notice to the Company of the condition within 30 days of the initial existence of such condition, with no remedy to the condition being provided by the Company within 30 days of such notice.
For Mr. Moore, the amount of the severance payment is 2.99 times his base salary, and in addition the Company will reimburse Mr. Moore for the costs he incurs to participate in the health plan of a previous employer for 12 months. Under each of the Other NEO’s agreements, the amount of the severance payment is equal to 2.99 times the officer’s base salary as of the date of the change in control. Additionally, under each of the Other NEO’s agreements, we would reimburse his or her COBRA health care premiums until the earliest of: (i) the 12 month anniversary of the last date of employment with the Company, (ii) the date the executive is no longer eligible to participate in COBRA coverage, or (iii) the date on which the executive becomes eligible to receive substantially similar coverage from another employer.
The following table shows the lump sum cash severance amounts we would have owed our NEOs under their employment agreements if they had terminated employment on December 31, 2021 under various circumstances.
Name	Nature of Payment	Involuntary Termination for Cause or Voluntary Termination by Employee ($)	Involuntary Termination Without Cause ($)(1)	Termination due to Long-Term Disability ($)(2)	Change In Control ($)(3)
Richard H. Moore	Severance – Cash	—	322,162	118,750	1,434,410
Michael G. Mayer	Severance – Cash	—	312,500	312,500	1,875,434
Elizabeth B. Bostian	Severance – Cash	—	357,000	33,236	1,032,836
Gregory A. Currie	Severance – Cash	—	387,981	29,217	1,137,486
Eric P. Credle(4)	Severance – Cash	—	329,066	329,066	1,170,002

(1)
For Mr. Moore, Mr. Mayer and Mr. Credle, these amounts are equal to 1/12 of each NEO’s base salary as of December 31, 2021 multiplied by the greater of (i) the number of months remaining in his/her employment agreement term, or (ii) six months. Mr. Moore’s amount also includes the estimated health care cost reimbursement that the Company must pay him for that same time period, which is in accordance with the terms of his employment agreement. For Ms. Bostian and Mr. Currie, the amount in this column is equal to one times their base salary plus the value of their accrued paid time off.
(2)
For Mr. Moore, the amount in this column is equal to three months of base salary. For Mr. Mayer, the amount is equal to six months of his base salary because that number of months is greater than the number of months remaining in his employment agreement as of December 31, 2021. For Mr. Credle, the amount is equal to approximately 10.25 months of base salary because that was the remaining term of his employment agreement as of December 31, 2021, and it is greater than six months. For Ms. Bostian and Mr. Currie, the amount is equal to the value of their unused time off as of December 31, 2021 plus twelve months of COBRA premiums.

(3)
The amount shown is equal to 2.99 times the executive’s annual base salary plus health care reimbursements for Mr. Moore and COBRA premiums for the Other NEOs for 12 months.

(4)
Mr. Credle’s employment voluntarily ended with the Company on February 25, 2022, and thus the termination provisions of his employment agreement are no longer applicable.

Our 2014 Equity Plan and the SERP have change in control provisions that, under certain circumstances, automatically vest all participants in the benefits of each plan in the event of a change in control of our Company. See “Outstanding Equity Awards at Fiscal Year End” for information about the equity awards that our NEOs held as of the end of 2021 that would be subject to accelerated vesting upon a change in control. See “Pension Benefits — SERP” for information about the NEO benefits that would be subject to accelerated vesting upon a change in control.
Mr. Mayer’s retirement and retention benefit that was contributed to a nonqualified deferred compensation plan has a change in control provision that provides for vesting in the event of Mr. Mayer’s termination within two years after a change in control of our Company or upon death or disability. See “Nonqualified Deferred Compensation” for more information about this arrangement.
The employment agreements also contain noncompetition, nonsolicitation and confidentiality covenants by the executives. The noncompetition and nonsolicitation covenants prohibit each officer from:
•
engaging, directly or indirectly, in any competing activity or business within a restricted territory for a certain period of time after leaving our Company, which we call the restricted period;

•
soliciting or recruiting any of our employees during the restricted period; and

•
making sales contacts with or soliciting any of our customers for any products or services that we offer, in either case within the restricted territory during the restricted period.

For Mr. Moore, the restricted period is six months irrespective of the circumstances of termination and the restricted territory includes (i) the area having a 60-mile radius around the Company’s headquarters, (ii) any city, metropolitan area, county, or state in which Mr. Moore’s substantial services were provided, for which Mr. Moore had substantial responsibility, or in which Mr. Moore worked on Company projects, while employed by the Company, or (iii) any city, metropolitan area, county or state in which the Company is located or does or, during Mr. Moore’s employment with Company, did business.
For Mr. Credle and under Mr. Mayer’s employment agreement in effect at December 31, 2021, the restricted period is six months irrespective of the circumstances of termination and the restricted territory is the area having a 60-mile radius around the location of the Company’s headquarters during the executive’s employment with the Company, and also includes a 25-mile radius of the location of any branch of First Bank.
For Ms. Bostian, Mr. Currie and under Mr. Mayer’s employment agreement that became effective February 1, 2022, the restricted period is 12 months in the event of a termination for cause, executive’s voluntary termination or termination following a change in control; and the restricted territory is the area having a 25-mile radius of the location of any branch of First Bank for Mr. Currie and Mr. Mayer, and North Carolina for Ms. Bostian.

The confidentiality covenants contained in each employment agreement prohibit the executive from disclosing any confidential business secrets or other confidential data both during the term of the employment agreement and for a defined term thereafter. The term of these covenants is 15 years after termination for Mr. Moore, five years for Mr. Credle and under Mr. Mayer’s agreement as of December 31, 2021, and 10 years for Ms. Bostian, Mr. Currie and under Mr. Mayer’s agreement that became effective February 1, 2022.
COMPENSATION OF DIRECTORS
The Board of Directors establishes compensation for directors based primarily on consultation with an outside consultant, who assists the Board in evaluating whether its members are receiving fair compensation for the services they perform. This evaluation is based primarily on a comparison to other financial institutions of a similar size.
At a Compensation Committee meeting held in February 2017, the Committee reviewed peer data for director compensation prepared by Pearl Meyer for the same 20 financial institutions that were used at the time for NEO compensation comparison purposes. As a result of the analysis, the Committee set board fees, as follows, which remain unchanged for 2022:
•
Each non-employee director receives a base director fee of $32,000 in cash annually. In addition to the base fee, the Chair of the Company and First Bank is paid $17,500 annually, and the Chair of the Audit Committee is paid $10,000 annually.

•
Non-employee directors of the Company also participate in the 2014 Equity Plan. In June of each year, each non-employee director of the Company is expected to receive a grant of shares of common stock with a value of approximately $32,000.

•
No additional fees are paid to directors for attending Board or Committee meetings.

The following table sets forth compensation we paid to our directors in 2021:
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Daniel T. Blue, Jr.	32,000	32,000	—	—	—	64,000
Mary Clara Capel	32,000	32,000	—	—	—	64,000
James C. Crawford, III	49,500	32,000	—	—	—	81,500
Suzanne S. DeFerie	32,000	32,000	—	—	—	64,000
Abby J. Donnelly	32,000	32,000	—	—	—	64,000
John B. Gould	32,000	32,000	—	—	—	64,000
John W. McCauley	8,000	—	—	—	—	8,000
Carlie C. McLamb, Jr.	8,000	—	—	—	—	8,000
Dexter V. Perry	16,000	—	—	—	—	16,000
Thomas F. Phillips	16,000	—	—	—	—	16,000
O. Temple Sloan, III	32,000	32,000	—	—	—	64,000
Frederick L. Taylor II	32,000	32,000	—	—	—	64,000
Virginia C. Thomasson	42,000	32,000	—	—	—	74,000
Dennis A. Wicker	32,000	32,000	—	—	—	64,000

(1)
On June 1, 2021, each non-employee director was granted 705 shares of common stock. The grant date fair value of each share of stock was $45.41.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The members of the Compensation Committee during 2021 were Mr. Blue, Ms. Capel, Mr. Crawford III (Chair), Ms. Donnelly, Mr. Gould, Mr. Perry, Mr. Sloan, Mr. Taylor II, Ms. Thomasson, and

Mr. Wicker. None of these members has ever been an officer or employee of the Company. There are no Compensation Committee interlocks, as described in applicable SEC rules and regulations.
CERTAIN TRANSACTIONS
Under the rules of the SEC, public companies such as the Company are required to disclose certain “related party transactions.” These are transactions in which the Company is a participant where the amount involved exceeds $120,000, and a director, executive officer, or owner of more than 5% of our common stock has a direct or indirect material interest. In addition to the rules and regulations of the SEC, the Company and First Bank are subject to Federal Reserve Board Regulation O, which governs extensions of credit by First Bank to any executive officer, director or principal shareholder of the Company or First Bank. The Company has established processes for reviewing and approving extensions of credit and other related party transactions. Related party transactions are approved by the Board of Directors, and the related person does not participate in the deliberations or cast a vote. The Audit Committee also reviews all related party transactions and determines whether to ratify or approve such transactions.
The Company collects information about related party transactions from its officers and directors through annual questionnaires and when transactions or proposed transactions are reported throughout the year. Each director and officer agrees to abide by our Code of Ethics, which provides that officers and directors should avoid conflicts of interest and that any transaction or situation that could involve a conflict of interest between the Company (including First Bank) and an officer or director must be reported and must be approved by the Audit Committee or the Board if and when appropriate. The Code of Ethics identifies a non-exclusive list of situations that may present a conflict of interest, including significant dealings with a competitor, customer or supplier, similar dealings by an immediate family member, personal investments in entities that do business with the Company, and gifts and gratuities that influence a person’s business decisions, as well as other transactions between an individual and the Company. The Audit Committee’s charter provides that the Audit Committee will review, investigate and monitor matters pertaining to the integrity or independence of the Board, including related party transactions. The Audit Committee and the Board review and make determinations about related party transactions or other conflicts of interest as they arise. In addition, the Audit Committee conducts an annual review of all related party transactions early in each fiscal year, after director and officer questionnaires have been received from management and the Board.
Certain of the directors, nominees, officers and principal shareholders (and their affiliates) of the Company have deposit accounts and other transactions with First Bank, including loans in the ordinary course of business. Except as discussed in the next sentence, all loans or other extensions of credit made by First Bank to directors, nominees, principal shareholders and executive officers of the Company and to affiliates of such persons were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with independent third parties and did not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 2021, the aggregate principal amount of loans to directors, nominees, principal shareholders and officers of the Company and to affiliates of such persons, or loans in which such persons had a material interest, was approximately $600,000. No reportable loans of this type are on nonaccrual status or are otherwise impaired.
DELINQUENT SECTION 16(A) REPORTS
Under the Exchange Act, the Company’s directors and executive officers, and any persons holding more than 10% of the Company’s common stock, are required to report their ownership of those shares and any changes in that ownership to the SEC. Specific due dates for these reports have been established, and the Company is required to report in this Proxy Statement any failure to file by these dates during 2021. Based upon a review of such reports and representations from the Company’s directors and executive officers, the Company believes that all such reports were filed on a timely basis in 2021, except for one late report for Mr. McLamb related to a stock purchase, one late report each for Mr. Mayer and Mr. Credle related to shares withheld to pay for taxes upon the vesting of restricted stock, and one late report for each of the Company’s ten independent directors as of June 1, 2021 related to the annual stock grant discussed in the Compensation of Directors section above.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT AUDITORS
The Audit Committee has approved the selection of the firm BDO USA, LLP (“BDO”) to serve as the independent auditors for 2022. Action by the shareholders is not required by law for the appointment of our independent auditors, but their appointment is submitted by the Board of Directors for ratification in order to give the shareholders an opportunity to present their views. If the proposal is approved, the Audit Committee, in its discretion, may nevertheless direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. If the proposal to ratify the selection of BDO as the Company’s independent auditors is rejected by shareholders, then the Audit Committee will reconsider its choice of independent auditors. The Board of Directors recommends that the shareholders vote for the proposal to ratify the selection of the Company’s independent auditors.
Representatives of BDO are expected to be present at the Annual Meeting. The representatives will be available to respond to appropriate questions and will be given an opportunity to make any statement if they desire to do so.
AUDIT COMMITTEE REPORT
Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditors, which were BDO for 2021, are responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements to accounting principles generally accepted in the United States of America and for attesting to the Company’s control over financial reporting. The Audit Committee pre-approves all audit services and permitted non-audit services (including the fees and terms thereof) to be performed by the independent auditors. The Audit Committee may delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.
The Audit Committee has reviewed and discussed with management and BDO the audited consolidated financial statements as of and for the year ended December 31, 2021. The Audit Committee also discussed with BDO the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard AS 16, “Communication with Audit Committees,” and Rule 2-07 of Regulation S-X promulgated by the SEC, as modified or supplemented. In addition, the Audit Committee has received from BDO the written disclosures and letter required by the applicable requirements of the PCAOB regarding BDO’s communications with the Audit Committee concerning independence and discussed with such firm its independence from the Company and its management. The Audit Committee also has considered whether BDO’s provision of any information technology services or other non-audit services to the Company is compatible with the concept of auditor independence. In this analysis, the Audit Committee reviewed the services and related fees provided by BDO in the table below.
The following table summarized the fees for professional audit service provided by BDO for the audits of the Company’s annual financial statements for the years ended December 31, 2021 and 2020, as well as the fees billed for other services rendered by BDO during these periods.
	2021	2020
Audit Fees(1)	$764,445	$460,573
Audit-Related Fees(2)	50,000	64,000
Tax Fees	—	—
Total Fees	$814,445	$524,573

(1)
Audit fees includes fees and expenses for the integrated audit of the consolidated financial statements and internal control over financial reporting (Sarbanes-Oxley Section 404), quarterly reviews of the interim consolidated financial statements, and procedures associated with the issuance of a consent for a SEC S-4 filing. The fees for 2021 include incremental costs associated with the Company’s acquisition of Select Bancorp, Inc. and the Company’s initial adoption of ASC 326 — Current Expected Credit Losses.

(2)
Audit-related fees consisted of the audit of the Company’s employee benefit plans and for procedures performed related to our audit of supplementary financial and compliance information required by the Department of Housing and Urban Development’s (“HUD”) Uniform Financial Reporting Standards for HUD Housing Programs to maintain First Bank’s FHA approved supervised mortgagee status. Fees for 2021 reflect the expected fees to be paid to BDO for the employee benefit plan audits for 2021 that are scheduled for later in the year.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.
The Board of Directors has determined that Ms. Thomasson is an “audit committee financial expert” within the meaning of SEC rules and regulations.
The Board of Directors has adopted a written charter for the Audit Committee, which is reviewed and reassessed for adequacy on an annual basis. The Audit Committee charter is available on the Company’s website at www.LocalFirstBank.com under the tab “About — Investor Relations — Corporate Governance.”
RESPECTFULLY SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:
Daniel Blue, Jr. Mary Clara Capel James C. Crawford, III Abby J. Donnelly John B. Gould	Dexter V. Perry O. Temple Sloan, III Frederick L. Taylor, II Virginia C. Thomasson – Chair
The affirmative vote of the holders of a majority of shares of common stock represented and voting at the Annual Meeting is required for approval of this proposal. The Board of Directors recommends that shareholders vote “FOR” this proposal. Unless indicated to the contrary, proxies will be voted “FOR” this proposal.

PROPOSAL 3 — ADVISORY VOTE APPROVING “SAY ON PAY” PROPOSAL
The SEC regulations adopted under the Dodd-Frank Act require the Company to provide shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement.
A description of the compensation paid to our NEOs is included in the “Compensation Discussion and Analysis” section above and the tabular disclosures regarding NEO compensation (together with the accompanying narrative disclosure) contained in this Proxy Statement.
We believe that our executive compensation policies and procedures are strongly aligned with the long-term interests of our shareholders. We also believe that levels of compensation received by our NEOs are fair, reasonable and within the ranges of compensation paid by comparable financial institutions to similarly situated executives.
This proposal, commonly known as a “Say on Pay,” gives you as a shareholder the opportunity to endorse or not endorse our executive compensation programs, policies and procedures through the following resolution:
“Resolved, that the shareholders approve the overall executive compensation programs, policies and procedures employed by First Bancorp, as described in the “Compensation Discussion and Analysis” section and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) contained in the Proxy Statement provided to the shareholders of First Bancorp on or about March 22, 2022.”
Because your vote is advisory, it will not be binding upon the Company. However, the Compensation Committee and Board may take into account the outcome of the vote when considering future executive compensation arrangements.
The affirmative vote of the holders of a majority of shares of common stock represented and voting at the Annual Meeting is required for approval of this proposal. The Board of Directors recommends that shareholders vote “FOR” this proposal. Unless indicated to the contrary, proxies will be voted “FOR” this proposal.

PROPOSAL 4 — TO APPROVE AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
General
The Board of Directors has approved and adopted for submission to our shareholders an amendment to Article IV of the Company’s Articles of Incorporation to increase the number of authorized shares of common stock of the Company from 40,000,000 to 60,000,000.
The proposed amendment is set out in Appendix A to this Proxy Statement.
Purpose of the Proposed Amendment
The Company’s Articles of Incorporation currently authorize the issuance of only 40,000,000 shares of common stock. The Company currently has outstanding 35,631,599 shares. The Board believes that it is important to assure that an adequate supply of authorized, unissued shares of common stock is available for possible future acquisitions or general corporate needs, such as future stock splits, stock dividends, or issuance of shares under stock-based benefit plans. Accordingly, the Board recommends an increase to the number of shares of authorized common stock to 60,000,000 shares.
The additional authorized shares of common stock will be part of the existing class of common stock, will not affect the terms of the common stock or the rights of the holders of common stock, and will have the same rights and privileges as the shares of common stock presently outstanding. Holders of common stock of the Company do not have preemptive rights.
As is the case with the shares of common stock that currently are authorized but unissued, if this amendment to the Company’s Articles of Incorporation is approved by our shareholders, the Board will have authority to issue additional shares of common stock from time to time without the expenses and delay of a special meeting of shareholders or other shareholder action, except as may be required by applicable laws, regulatory authorities, or the rules of any stock exchange on which the Company’s securities are then listed.
The Board believes that an increased level of authorized common stock would benefit the Company in its ability to pursue its strategies intended to support planned growth and to enhance shareholder value by ensuring that the Company has a sufficient number of authorized but unissued shares of common stock available for future use.
Possible Effects on Holders of Common Stock
As is the case with the shares of common stock that currently are authorized but unissued, any future issuance of common stock may have a dilutive effect on earnings per share and on the equity and voting rights of those holding common stock at the time the additional shares are issued. Also, the issuance of additional shares of common stock may potentially have an anti-takeover effect by making it more difficult to obtain shareholder approval of various actions, such as a merger or removal of management.
Effectiveness of Change
If this proposal is approved at the Annual Meeting, the Company will deliver, as soon as reasonably practicable, to the Secretary of State of North Carolina articles of amendment reflecting such approval, and the changes will be effective as of the date of such filing.
The affirmative vote of the holders of a majority of shares of common stock represented and voting at the Annual Meeting is required for approval of this proposal. The Board of Directors intend to vote their individual shares of common stock “FOR” this proposal, and recommends that shareholders vote “FOR” this proposal. Unless indicated to the contrary, proxies will be voted “FOR” this proposal.

SHAREHOLDER PROPOSALS FOR 2023 MEETING
Shareholders may submit proposals appropriate for shareholder action at the Company’s 2023 annual meeting of shareholders consistent with the regulations of the SEC. For proposals to be considered for inclusion in the proxy statement for the 2023 annual meeting, they must be received by the Company no later than November 23, 2022. Such proposals should be directed to First Bancorp, Attn. Elizabeth Bostian, Executive Vice President, Chief Financial Officer and General Counsel, 300 SW Broad Street, Southern Pines, North Carolina 28387.
The Bylaws of the Company establish an advance notice procedure for shareholder proposals to be brought before an annual meeting of shareholders of the Company. Subject to any other applicable requirements, only such business may be conducted at an annual meeting of the shareholders as has been brought before the meeting by, or at the direction of, the Board of Directors or by a shareholder who has given to the Secretary of the Company timely written notice, in proper form, of the shareholder’s intention to bring that business before the meeting. The Chair of the meeting has the authority to make such determinations. To be timely, written notice of other business to be brought before any annual meeting must be received by the Secretary of the Company not less than 60 days before the first anniversary of the mailing date of the Company’s proxy statement in connection with the last annual meeting. The notice of any shareholder proposal must set forth the various information required under the Bylaws. The person submitting the notice must provide, among other things, the name and address under which such shareholder appears on the Company’s books and the class and number of shares of the Company’s capital stock that are beneficially owned by such shareholder. Any shareholder desiring a copy of the Company’s Bylaws will be furnished one without charge upon written request to the Corporate Secretary of the Company at the Company’s address noted above.
OTHER MATTERS
As of the date of this Proxy Statement, the Board of Directors does not know of any other business to be presented for consideration or action at the Annual Meeting. If other matters properly come before the Annual Meeting, the enclosed proxy will be deemed to confer discretionary authority to the Proxy Holders therein to vote the shares represented by such proxy as to any such matters.
By Order of the Board of Directors,
Elizabeth B. Bostian
Executive Vice President, Chief Financial Officer and
General Counsel

March 22, 2022

Appendix A
The proposed amendment to our Articles of Incorporation is as follows:
The first sentence of Article IV of the Articles of Incorporation is amended to read as follows:
“The corporation shall have the authority to issue sixty million (60,000,000) shares of common stock with no par value and five million (5,000,000) shares of preferred stock with no par value, which shares of preferred stock shall be established by the Board of Directors of the corporation as provided herein in one or more classes or series within a class.”

SCAN TO VIEW MATERIALS & VOTE FIRST BANCORP ATTN: ELIZABETH B. BOSTIAN, CHIEF FINANCIAL OFFICER 300 SW BROAD STREET SOUTHERN PINES, NC 28387 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 4, 2022 for shares held directly and by 11:59 p.m. Eastern Time on May 2, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 4, 2022 for shares held directly and by 11:59 p.m. Eastern Time on May 2, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D68160-Z82030 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY FIRST BANCORP The Board of Directors recommends you vote FOR the following: For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees: 01) Mary Clara Capel 02) James C. Crawford, III 03) Suzanne S. DeFerie 04) Abby J. Donnelly 05) John B. Gould 06) Michael G. Mayer 07) Carlie C. McLamb, Jr. 08) John W. McCauley 09) Richard H. Moore 10) Dexter V. Perry 11) O. Temple Sloan, III 12) Frederick L. Taylor, II 13) Virginia C. Thomasson 14) Dennis A. Wicker ! ! ! The Board of Directors recommends you vote FOR proposals 2, 3, and 4. For Against Abstain 2. To ratify the appointment of BDO USA, LLP as the independent auditors of the Company for 2022. ! ! ! 3. To approve, on a non-binding basis, the compensation paid to the Company's named executive officers, as disclosed in the accompanying proxy statement ! ! ! ("Say on Pay"). 4. To approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 40,000,000 ! ! ! to 60,000,000. NOTE: In their discretion, the proxies are authorized to vote on any other business that may properly come before the meeting. Yes No Please indicate if you plan to attend this meeting. ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation, limited liability company or partnership, please sign in full entity name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. D68161-Z82030 REVOCABLE PROXY FIRST BANCORP Annual Meeting of Shareholders May 5, 2022 1:30 PM EDT This proxy is solicited by the Board of Directors The undersigned hereby appoints Richard H. Moore and Elizabeth B. Bostian, and each of them, attorneys and proxies with full power of substitution, to act and vote as designated below the shares of common stock of First Bancorp held of record by the undersigned on March 11, 2022, at the Annual Meeting of Shareholders to be held on May 5, 2022, or any adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "FOR" all nominees listed in PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, and "FOR" PROPOSAL 4. If, at or before the time of the meeting, any of the nominees listed has become unavailable for any reason, the proxies have the discretion to vote for a substitute nominee or nominees. Continued and to be signed on reverse side

SCAN TO VIEW MATERIALS & VOTE FIRST BANCORP ATTN: ELIZABETH B. BOSTIAN, CHIEF FINANCIAL OFFICER 300 SW BROAD STREET SOUTHERN PINES, NC 28387 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 4, 2022 for shares held directly and by 11:59 p.m. Eastern Time on May 2, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 4, 2022 for shares held directly and by 11:59 p.m. Eastern Time on May 2, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D68162-P69088 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY FIRST BANCORP The Board of Directors recommends you vote FOR the following: For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees: 01) Mary Clara Capel 02) James C. Crawford, III 03) Suzanne S. DeFerie 04) Abby J. Donnelly 05) John B. Gould 06) Michael G. Mayer 07) Carlie C. McLamb, Jr. 08) John W. McCauley 09) Richard H. Moore 10) Dexter V. Perry 11) O. Temple Sloan, III 12) Frederick L. Taylor, II 13) Virginia C. Thomasson 14) Dennis A. Wicker ! ! ! The Board of Directors recommends you vote FOR proposals 2, 3, and 4. For Against Abstain 2. To ratify the appointment of BDO USA, LLP as the independent auditors of the Company for 2022. ! ! ! 3. To approve, on a non-binding basis, the compensation paid to the Company's named executive officers, as disclosed in the accompanying proxy statement ! ! ! ("Say on Pay"). 4. To approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 40,000,000 ! ! ! to 60,000,000. NOTE: In their discretion, the proxies are authorized to vote on any other business that may properly come before the meeting. Yes No Please indicate if you plan to attend this meeting. ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation, limited liability company or partnership, please sign in full entity name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. D68163-Z82030 REVOCABLE PROXY FIRST BANCORP Annual Meeting of Shareholders May 5, 2022 1:30 PM EDT This proxy is solicited by the Board of Directors The undersigned hereby appoints Richard H. Moore and Elizabeth B. Bostian, and each of them, attorneys and proxies with full power of substitution, to act and vote as designated below the shares of common stock of First Bancorp held of record by the undersigned on March 11, 2022, at the Annual Meeting of Shareholders to be held on May 5, 2022, or any adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "FOR" all nominees listed in PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, and "FOR" PROPOSAL 4. If, at or before the time of the meeting, any of the nominees listed has become unavailable for any reason, the proxies have the discretion to vote for a substitute nominee or nominees. Continued and to be signed on reverse side

Your Vote Counts! FIRST BANCORP 2022 Annual Meeting Vote by May 4, 2022 11:59 PM ET. For shares held in a Plan, vote by May 2, 2022 11:59 PM ET. FIRST BANCORP ATTN: ELIZABETH B. BOSTIAN, CHIEF FINANCIAL OFFICER 300 SW BROAD STREET SOUTHERN PINES, NC 28387 D68221-P69088-Z82030 You invested in FIRST BANCORP and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on May 5, 2022. Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 21, 2022. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote in Person at the Meeting* May 5, 2022 1:30 PM EDT First Bancorp Headquarters (Limited Capacity) 300 SW Broad Street Southern Pines, NC 28387 *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. V1.1

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Voting Items 1. Election of Directors Nominees: 01) Mary Clara Capel 02) James C. Crawford, III 03) Suzanne S. DeFerie 04) Abby J. Donnelly 05) John B. Gould 06) Michael G. Mayer 07) Carlie C. McLamb, Jr. 08) John W. McCauley 09) Richard H. Moore 10) Dexter V. Perry 11) O. Temple Sloan, III 12) Frederick L. Taylor, II 13) Virginia C. Thomasson 14) Dennis A. Wicker Board Recommends For 2. To ratify the appointment of BDO USA, LLP as the independent auditors of the Company for 2022. 3. To approve, on a non-binding basis, the compensation paid to the Company’s named executive officers, as disclosed in the accompanying proxy statement (“Say on Pay”). 4. To approve an amendment to the Company’s Articles of Incorporation to increase the Number of authorized shares of common stock from 40,000,000 to 60,000,000. NOTE: In their discretion, the proxies are authorized to vote on any other business that may properly come before the meeting. For For For Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”. D68222-P69088-Z82030